UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LENNOX INTERNATIONAL INC.
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2140 Lake Park Blvd.
Richardson, Texas 75080
April 12, 2019

Dear Stockholders:

It is my pleasure to invite you to the 2019 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 10:30 a.m., local time, on Thursday, May 23, 2019, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080.

Lennox has elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need while conserving natural resources and lowering the cost of delivery. On or about April 12, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement for our 2019 Annual Meeting of Stockholders and fiscal 2018 Annual Report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2019 Annual Meeting of Stockholders, we urge you to vote and submit your proxy by Internet, telephone or mail, pursuant to the instructions on your Notice or your proxy card. We encourage you to vote by Internet or telephone. It is convenient and saves the Company postage and other costs. Please use the website or telephone number shown on your Notice or your proxy card to vote by Internet or telephone. If you attend the meeting you will have the right to revoke the proxy and vote your shares in person.

On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2019.

Sincerely,

Todd M. Bluedorn
Chairman of the Board and Chief Executive Officer

2140 Lake Park Blvd.
Richardson, Texas 75080
April 12, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2019

The 2019 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 23, 2019 at 10:30 a.m., local time, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, to:

•	elect three Class III directors to hold office for a three-year term expiring at the 2022 Annual Meeting of Stockholders;

•	conduct an advisory vote to approve the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement;

•	approve the Lennox International Inc. 2019 Equity and Incentive Compensation Plan;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year; and

•	transact any other business that may properly come before the Annual Meeting of Stockholders in accordance with the terms of our Bylaws.
The Board of Directors has determined that our stockholders of record at the close of business on March 26, 2019 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2019. This Proxy Statement and the Annual Report to Stockholders are available on our website at www.lennoxinternational.com/financialrep.html and also at the website appearing on your Notice or your proxy card. A Proxy Statement, Proxy Card, and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, accompany this Notice.

Most stockholders have a choice of voting on the Internet, by telephone or by mail. Please refer to your Notice, proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by Internet or telephone, you do not need to return your proxy card. If your shares are held in the name of a brokerage firm, bank or other nominee of record, follow the voting instructions you receive from such holder of record to vote your shares.

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

-i-

GENERAL INFORMATION REGARDING THE 2019
ANNUAL MEETING OF STOCKHOLDERS
Meeting Date and Location
The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Lennox International Inc. (also referred to in this Proxy Statement as the “Company,” “us,” “we,” or “our”) will be held on Thursday, May 23, 2019 at 10:30 a.m., local time, at the Company’s Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080. We began mailing or making available this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K, to our stockholders on or about April 12, 2019 for the purpose of soliciting proxies on behalf of our Board of Directors (the “Board”).
Matters to be Voted On
At the meeting, you will be asked to vote on three proposals. Our Board recommends you vote “for” each of the director nominees in Proposal 1 and “for” Proposals 2, 3 and 4. The proposals to be voted on at the Annual Meeting are:

•	Proposal 1: To elect three Class III directors to hold office for a three-year term expiring at the 2022 Annual Meeting of Stockholders;

•	Proposal 2: To conduct an advisory vote to approve the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement;

•	Proposal 3: To approve the Lennox International Inc. 2019 Equity and Incentive Compensation Plan; and

•	Proposal 4: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year.
Record Versus Beneficial Ownership of Shares
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the "stockholder of record" with respect to those shares. If you are a stockholder of record, we sent our proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our proxy materials have been forwarded to you by your broker or bank, which is considered the stockholder of record with respect to those shares. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.
Record Date and Number of Votes
You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 26, 2019, our Annual Meeting record date. At the close of business on the record date, there were 39,560,837 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.
Quorum Requirement
A quorum is required to transact business at the Annual Meeting. To achieve a quorum at the Annual Meeting, stockholders holding a majority of our outstanding shares of common stock entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards the calculation of a quorum.

If a quorum is not present at the Annual Meeting, we expect the Annual Meeting will be adjourned or postponed to solicit additional proxies. In such event, the Chairman or stockholders representing a majority of the outstanding shares entitled to vote at the Annual Meeting and present in person or by proxy at the meeting may adjourn the Annual Meeting.
Abstentions and Broker Non-Votes
If a broker or bank holds shares in “street name” (that is, in the name of a bank, broker, nominee or other holder of record) and the beneficial owner does not provide the broker or bank with specific voting instructions, the broker or bank only has discretion to vote on routine matters (referred to as “broker non-votes”) but does not have discretion to vote on non-routine matters.
Pursuant to New York Stock Exchange (“NYSE”) rules, Proposal 1 (election of directors), Proposal 2 (advisory vote on the compensation of our NEOs), and Proposal 3 (approval of the 2019 Equity and Incentive Compensation Plan) are non-routine matters for which your broker or bank may not exercise voting discretion if it does not receive voting instructions from you. Proposal 4 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year) is a routine matter for which your broker or bank may exercise voting discretion even if it does not receive voting instructions from you. As a result, if you are a beneficial owner of shares held in street name, it is critical that you cast your vote in order for it to be counted on Proposals 1, 2 and 3.
Broker non-votes will not be counted as votes “for” or “withheld” for Proposal 1 or “for” or “against” Proposal 2 and Proposal 3. Abstentions will be counted as votes “against” Proposals 2, 3, and 4 but will not be counted as votes “for” or “withheld” for Proposal 1.
Vote Requirement for each Proposal
If a quorum is present, our Bylaws require, for purposes of Proposal 1, that a director nominee receive a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of “withheld” votes cast for that nominee) to be elected. Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent resignation that the Board may accept if stockholders do not re-elect the director. In that situation, our Board Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Board Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.
If a quorum is present Proposal 3 (approval of the Lennox 2019 Equity and Incentive Compensation Plan) and Proposal 4 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year), will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon.
Voting Procedures
Registered holders may vote in person at the Annual Meeting, by the Internet, by telephone, or, if they received a printed copy of these proxy materials, by mail. If your shares are held in street name, you will receive instructions from a bank, broker, nominee or other holder of record that you must follow in order for your shares to be voted. If you have not received voting instructions from your bank, broker, or other holder of record, please contact them as soon as possible.
A representative of Mediant Communication will tabulate the votes and act as inspector of election at the Annual Meeting.

Changing Your Vote
You can revoke or change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy. For stockholders of record, proxies may be revoked by delivering a written notice of revocation, bearing a later date than your proxy, to our Corporate Secretary at or before the Annual Meeting. Proxies may also be revoked by:

•	submitting a new written proxy bearing a later date than a proxy you previously submitted prior to or at the Annual Meeting;

•	voting again by Internet or telephone before 11:59 p.m., Eastern Time, on May 22, 2019; or

•	attending the Annual Meeting and voting in person.
In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting.
If your shares are held in street name, you must follow the specific voting directions provided to you by your bank, broker, nominee or other holder of record to change or revoke any instructions you have already provided. Alternatively, you may obtain a proxy from your bank, broker or other holder of record and provide it with your vote at the Annual Meeting.
Other Business; Adjournments
We are not aware of any other business to be acted upon at the Annual Meeting. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration in accordance with our Bylaws, the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment or the Board’s recommendation. In the absence of a quorum, the Chairman or stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Bylaws provide that our Board may be composed of no less than three and no more than 15 members. The size of our Board is currently fixed at 10 members, divided into three classes, with each class serving a three-year term.
Upon the recommendation of the Board Governance Committee, the Board has nominated three Class III directors for re-election to our Board to hold office for a three-year term expiring at the 2022 Annual Meeting of Stockholders. All Class I and II directors will continue in office until the expiration of their terms at the 2020 and 2021 Annual Meeting of Stockholders, respectively. The process followed by the Board in nominating directors and the criteria considered for director nominees is described in the “Corporate Governance” section of this Proxy Statement.
We provide biographical information for each Class III director nominee and for each other director below. For each director and director nominee, the information presented includes the positions held, principal occupation, and business experience as of April 1, 2019. The biographical description below for each director and director nominee also includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that such person should serve as a director of the Company at this time, in light of our business and structure.
If you do not wish to vote your shares for any particular nominee, you may withhold your vote for that particular nominee. If any Class III director nominee becomes unavailable to serve, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board, or the number of directors constituting the Board may be reduced.

The Board has nominated the following directors for re-election as Class III directors for three-year terms expiring at the 2022 Annual Meeting of Stockholders:

Todd M. Bluedorn, 55, became Chief Executive Officer and was elected as a director of our Company in April 2007. He was appointed as Chairman of the Board in May, 2012. Prior to joining the Company, Mr. Bluedorn served in numerous senior management positions for United Technologies Corporation since 1995, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial. He began his professional career with McKinsey & Company in 1992. A graduate of West Point with a B.S. in electrical engineering, Mr. Bluedorn served in the United States Army as a combat engineer officer and United States Army Ranger from 1985 to 1990. He received his M.B.A. from Harvard University School of Business in 1992.

Mr. Bluedorn also serves on the Board of Directors of Eaton Corporation, a diversified industrial manufacturer, Texas Instruments Incorporated, a global designer and manufacturer of semiconductors and the Washington University in St. Louis Board of Trustees.

Mr. Bluedorn possesses considerable industry knowledge and executive leadership experience. Mr. Bluedorn’s extensive knowledge of our Company and its business, combined with his drive for excellence and innovation, position him well to serve as CEO and a director of our Company.

Max H. Mitchell, 55, has served as a director of our company since 2016. He is a member of the Audit Committee and the Board Governance Committee. Mr. Mitchell is the President, Chief Executive Officer and a Director of Crane Co., a diversified manufacturer of highly engineered industrial products. Before being elected President and Chief Executive Officer of Crane Co. in 2014, he served as the President and Chief Operating Officer of Crane Co. from 2013 to 2014, Executive Vice President and Chief Operating Officer of Crane Co. from 2011 to 2013, and Group President, Fluid Handling segment of Crane Co. from 2005 to 2012. Mr. Mitchell also served as an executive of Pentair Corporation and Danaher Corporation and served in finance and operational roles at Ford Motor Company.

Mr. Mitchell has a M.B.A. in finance and strategic planning from the University of Pittsburgh and a B.A. from Tulane University.

Mr. Mitchell brings broad global experiences across a diverse set of complex end industries and processes including strategy development as well as significant M&A experience and capital allocation decision making.

Kim K.W. Rucker, 52, has served as a director of our Company since 2015. She is a member of the Board Governance Committee and the Compensation and Human Resources Committee. Ms. Rucker has served as Executive Vice President, General Counsel and Secretary at Andeavor (formerly Tesoro Corporation) and Executive Vice President and General Counsel for Andeavor Logistics LP (formerly Tesoro Logistics GP, LLC) from 2016 to 2018. Previously, she was Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary at Kraft Foods Group, Inc., a global manufacturer and distributor of food products and beverages until July 2015. Prior to joining Kraft in 2012, Ms. Rucker served as the Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at Avon Products, Inc., a global manufacturer of beauty and related products, since 2008. Before joining Avon, Ms. Rucker was Senior Vice President, Corporate Secretary and Chief Governance Officer for Energy Future Holdings, Corp., an energy company, since 2004. She began her legal career at Sidley Austin LLP in its Chicago, Illinois office.

Ms. Rucker currently serves on the Boards of Directors of Marathon Petroleum Corporation, U.S. refining, marketing and midstream oil and gas company, and Celanese Corporation, a global technology leader in the production of differentiated chemistry solutions and specialty materials.

Ms. Rucker has a B.B.A. in Economics from the University of Iowa, a J.D. from Harvard Law School and a Master in Public Policy from the John F. Kennedy School of Government at Harvard University.

Ms. Rucker contributes a broad knowledge of law, corporate governance, internal and external communications, M&A transactions, community involvement activities and government affairs in her service as a director.

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE ABOVE NOMINEES

The following Class I directors’ terms will continue until the 2020 Annual Meeting of Stockholders:

Janet K. Cooper, 65, has served as a director of our Company since 1999. She is a member of the Audit Committee and the Public Policy Committee. From 2002 to 2008, Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997.

Ms. Cooper serves on the Board of Directors of The Toro Company, a manufacturer of equipment for lawn and turf care maintenance and Resonant Inc., a technology company creating RF filters for mobile devices.

Ms. Cooper contributes a substantial financial background and extensive experience in capital markets, tax, accounting matters, and pension plan investments in her service as a director.

John W. Norris, III, 61, has served as a director of our Company since 2001. He is the Chairman of the Public Policy Committee and a member of the Compensation and Human Resources Committee. Mr. Norris is a partner and co-founder of Maine Network Partners and is the founding Chairman of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy and from 2006 to 2007 as Program Officer for the Northern Forest Center. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., a subsidiary of the Company, in 1983.

Mr. Norris contributes substantial experience and knowledge on environmental issues, non-governmental organizations, and organizational development in his service as a director.

Karen H. Quintos, 55, has served as a director of our company since 2014. She is a member of the Compensation and Human Resources Committee and the Public Policy Committee.
Ms. Quintos is the Executive Vice President and Chief Customer Officer (CCO) of Dell Technologies Inc., leading a global organization devoted to customer advocacy. Under Ms. Quintos’ leadership, the CCO organization defines and develops Dell’s customer experience strategy and programs, with the goals of maximizing customer satisfaction, acquisition, retention and profitability. Ms. Quintos is also responsible for Dell’s strategy and programs for Diversity & Inclusion and Corporate Social Responsibility — business imperatives she is passionate about and that matter to Dell’s customers and team members around the world.
Previously at Dell, Ms. Quintos served as Senior Vice President and Chief Marketing Officer since September 2010 and Vice President of Public Sector Marketing and North America Commercial from 2008 to 2010. She previously also held executive roles in services, support and supply chain management. Ms. Quintos joined Dell from Citigroup, where she was Vice President of Global Operations and Technology. She also held a variety of marketing, operations, planning and supply chain management roles at Merck & Co.
Ms. Quintos earned a master’s degree in marketing and international business from New York University, and a Bachelor of Science in supply chain management from Pennsylvania State University.
Ms. Quintos is also on the board of Susan G. Komen for the Cure and Penn State’s Smeal College of Business, and was a 2014 recipient of the Smeal College of Business’ highest honor, the Distinguished Alumni Award. She also is founder and executive sponsor of Dell’s employee resource group dedicated to women.
Ms. Quintos contributes a broad knowledge of marketing, communications, brand strategy, operations and supply chain management in her service as a director.

Paul W. Schmidt, 74, has served as a director of our Company since 2005. He is a member of the Audit Committee and the Public Policy Committee. In 2007, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product and factory management, business planning, investor relations and international operations. Schmidt was a plant manager in Pittsburgh, Pennsylvania from 1982 to 1984 before managing the largest automotive product program in GM’s history from 1985 to 1991. He subsequently led the automotive finance organizations in Europe from 1991 to 1994 and then in North America from 1994 to 2001 before becoming Corporate Controller.

Mr. Schmidt contributes a thorough knowledge of U.S. GAAP and extensive experience in financial statement preparation, accounting matters, and risk management, as well as manufacturing expertise, in his service as a director.

The following Class II directors’ terms will continue until the 2021 Annual Meeting of Stockholders:

John E. Major, 73, has served as a director of our Company since 1993. He is the Chairman of the Compensation and Human Resources Committee and a member of the Board Governance Committee. Mr. Major is President of MTSG, a company that provides consulting, investment and governance services, which he formed in 2003. From 2003 to 2006, he served as CEO of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and CEO of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. From 1997 to 1998, he served as Executive Vice President of QUALCOMM. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment. Prior to that he served as Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector.

Mr. Major currently serves as the Chairman of the Board of Resonant Inc., a technology company creating RF filters for mobile devices, and on the Boards of Directors of Lattice Semiconductor, a manufacturer of programmable logic devices, Littelfuse, Inc., a manufacturer of circuit protection devices, and ORBCOMM Inc., a satellite communications service provider.

Mr. Major contributes substantial experience in product innovation, compensation programs, and mergers and acquisitions in his service as a director.

Gregory T. Swienton, 69, has served as a director of our Company since 2010. He is the Chair of the Audit Committee and a member of the Board Governance Committee. Mr. Swienton was an adviser to Ryder System, Inc., a supplier of transportation, logistics and supply chain management solutions from May 2013 until May 2015. He previously was Executive Chairman of Ryder System, Inc., from January 2013 to May 2013, after having been Chairman of Ryder System, Inc. since May 2002 and Chief Executive Officer since November 2000. Mr. Swienton joined Ryder as President and Chief Operating Officer in June 1999. Before joining Ryder, Mr. Swienton was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (BNSF). Prior to that he was BNSF’s Senior Vice President-Coal and Agricultural Commodities Business Unit, and previously had been Senior Vice President of its Industrial and Consumer Units. He joined BNSF in June 1994 as Executive Vice President-Intermodal Business Unit. Prior to joining BNSF, Mr. Swienton was Executive Director-Europe and Africa of DHL Worldwide Express in Brussels, Belgium from 1991 to 1994, and prior to that, he was DHL’s Managing Director-Western and Eastern Europe from 1988 to 1990, also located in Brussels. For the five years prior to these assignments, Mr. Swienton was Regional Vice President of DHL Airways, Inc. in the United States. From 1971 to 1982, Mr. Swienton held various national account, sales and marketing positions with AT&T and Illinois Bell Telephone Company.

Mr. Swienton serves on the Board of Directors of Harris Corporation, a supplier of communications and information technology products.

Mr. Swienton contributes extensive international business experience, deep expertise in global distribution and supply chain innovations, as well as experience in growth initiatives, in his service as a director.

Todd J. Teske, 54, has served as a director of our company since 2011 and as Lead Director since May, 2015. He is the Chair of the Board Governance Committee and a member of the Compensation and Human Resources Committee.

Since 2010, Mr. Teske has served as the Chairman, President and Chief Executive Officer of Briggs & Stratton Corporation, a world leader in gasoline engines for outdoor power equipment, portable generators, and lawn and garden powered equipment and related accessories. Before becoming CEO of Briggs & Stratton in January 2010, he served as its President and Chief Operating Officer, President of its power products business, head of corporate development and Controller.

Mr. Teske serves as the Chairman of the Board of Briggs & Stratton. He also serves on the Board of Directors of Badger Meter, Inc., a leading innovator, manufacturer and marketer of flow measurement and control products.

As an active CEO and former corporate controller, Mr. Teske contributes extensive expertise in the areas of management, finance, accounting, manufacturing and corporate governance in his service as a director.

CORPORATE GOVERNANCE
Director Independence
Our Corporate Governance Guidelines require that a majority of our directors be “independent,” and that the Compensation & Human Resources, Board Governance and Audit Committees consist exclusively of independent directors as defined under the NYSE listing standards, the Securities Exchange Act of 1934 (the "Exchange Act") and any other applicable laws or regulations regarding independence. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company.
Applying these standards, the Board has determined that all of our Board members are independent, except Todd Bluedorn, our Chairman of the Board and Chief Executive Officer (“CEO”), and that all of the members of the Board’s standing committees consist exclusively of independent directors (see table under “Board Committees”).
In making its determination as to the independence of our directors, the Board Governance Committee and the Board considered that Ms. Quintos serves as Chief Customer Officer of Dell, Inc., which provides computer equipment and related items to the Company in the ordinary course of business.
Board Meetings and Leadership Structure
Mr. Bluedorn serves as the Chairman of the Board and Chief Executive Officer (“CEO”). The Board has determined that Mr. Bluedorn’s position as Chairman allows him to be a liaison between management and the Board of Directors, providing the Board with the benefit of management’s perspective on our business strategy and all other aspects of the business as the Board performs its oversight role.
Our Corporate Governance Guidelines provide for a Lead Director position, and the Board elected Todd J. Teske as Lead Director in 2015. The Board believes the Lead Director position provides helpful guidance to the independent directors in their oversight of management. The Lead Director, among other things, presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serves as liaison between the Chairman and the independent directors, assists the Chairman in planning agendas for Board meetings and advises on the quality of the information provided to the Board. The Lead Director also has the authority to call meetings of the independent directors, and, if requested by major stockholders, is available for consultation and direct communication.
The Board met ten times in 2018. All directors attended more than 75% of the total number of all meetings of the Board and committees of the Board on which they served. Our Corporate Governance Guidelines include a policy that Board members are expected to attend the annual meeting of stockholders. All of the individuals serving as directors at the time of our 2018 Annual Meeting of Stockholders attended our 2018 Annual Meeting of Stockholders.
Risk Oversight and Compensation Risk Analysis
The Board oversees the Company’s processes to manage risk at the Board and senior management levels. The Audit Committee oversees the guidelines and policies that govern the Company’s processes to assess and manage significant enterprise risk exposure. While the Board and Audit Committee oversee the Company’s risk management, our management is responsible for the development, implementation, and maintenance of our risk management processes. Management provides periodic reports to the Board and Board committees, as appropriate, on its assessment of strategic, operational, legal and compliance, and financial reporting risks to the Company. The Board and Board committees, as appropriate, review and consider the management reports provided on the Company’s enterprise risk and risk management strategy.
The Board has reviewed the Company’s compensation policies and practices to determine if risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. Based on this review, the Board has not identified any risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. The Company incorporates short-term and long-term incentive programs for cash and equity awards that are designed to reward successful execution of its business strategy and achievement of desired business results. Additionally, the Company has stock ownership requirements and clawback provisions to align the interests of its executive officers with the interests of its stockholders. For non-executive employees, the Company uses a variety of incentive compensation programs to motivate its employees to attain individual goals and support the financial performance of the Company. All of the Company’s material incentive compensation plans are reviewed at least annually by senior management.
Board Committees
The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, and Public Policy. The Board has adopted charters for each of these committees, copies of which are available on our website at www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” Each of these Board committees is led by a different independent director and all members of our Board committees are independent directors.
The following table provides current membership information for each of the Board committees and indicates which directors our Board determined are independent, as defined by the NYSE.

Name	Independent	Audit	Board Governance	Compensation and Human Resources	Public Policy
Todd M. Bluedorn	—	—	—	—	—
Janet K. Cooper	X	X	—	—	X
John E. Major	X	—	X	X*	—
Max H. Mitchell	X	X	X	—	—
John W. Norris, III	X	—	—	X	X*
Karen H. Quintos	X	—	—	X	X
Kim K.W. Rucker	X	—	X	X	—
Paul W. Schmidt	X	X	—	—	X
Gregory T. Swienton	X	X*	X	—	—
Todd J. Teske	X	—	X*	X	—

*	Committee Chairperson
Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our Independent Accountants.
The Board has determined that each Audit Committee member is independent, as independence is defined for audit committee members by the SEC and the NYSE. The Board has also determined that each Audit Committee member is “financially literate” as defined by the NYSE, has accounting or related financial management expertise, and is an audit committee financial expert as defined by the SEC. The Audit Committee met eight times in 2018.
Board Governance Committee
The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board any changes to the Corporate Governance Guidelines and Code of Business Conduct applicable to our Company, developing our Company’s director education programs, and overseeing the evaluation of our Board. The Board Governance Committee also conducts an individual peer review for any directors who are scheduled to be re-nominated. The Board has determined that each member of the Board Governance Committee is independent as independence is defined by the NYSE. The Board Governance Committee met twice in 2018.

Compensation and Human Resources Committee
The Compensation and Human Resources Committee determines the compensation philosophy and oversees the compensation programs for the Company’s executive officers and the non-employee members of the Board. This Committee’s responsibilities include oversight of the short- and long-term incentive plans and the senior management succession plans. The Committee also reviews the funding requirements and investment policies for the defined benefit and defined contribution retirement plans, and the performance of investment funds, investment advisors and investment managers under those plans. The Compensation Committee may delegate its responsibilities to a subcommittee comprised of Compensation Committee members.
Although the Committee seeks input from the CEO on various elements of executive compensation, the Committee determines and approves the final compensation elements and amounts to be provided to the Company’s NEOs. The independent members of the Board (rather than the Committee) have direct responsibility for approving CEO and Board compensation; however, the Committee reviews and recommends proposed changes to CEO and Board compensation to the independent members of the Board for approval. See “Executive Compensation — Compensation Discussion and Analysis” for information concerning the committee’s philosophy and objectives in overseeing executive compensation. The Board has affirmatively determined that each member of the Committee is independent as defined for compensation committee members by the NYSE. The Board has also determined that each member of the Committee is a “non-employee director” for purposes of Section 16b-3 of the Exchange Act and, along with each of the independent directors, is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee met five times in 2018.
The Committee’s charter authorizes the Committee to retain third-party compensation consultants and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its executive compensation consultant to provide objective analysis, advice and recommendations regarding the compensation of our executives and non-employee directors. FW Cook does not provide any other services to the Company. See “Executive Compensation — Compensation Discussion and Analysis” for further information regarding our executive compensation programs and the scope of services provided by FW Cook. The Committee has concluded that FW Cook’s work does not raise any conflicts of interest that require disclosure under applicable SEC regulations.

Public Policy Committee
The Public Policy Committee is responsible for overseeing our Company’s environmental, health and safety issues, and our position on corporate social responsibility and significant public issues that affect our stockholders. The Board has determined that each Public Policy Committee member is independent as defined by the NYSE. The Public Policy Committee met twice in 2018.
Director Nomination Process and Nominee Criteria
The Board is responsible for nominating candidates for Board membership. The Board has delegated the director screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates, and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. The Board Governance Committee considers nominees for election to the Board recommended by stockholders in the same manner as other candidates. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise, experience and skills being sought as a complement to the existing Board composition at the time of any vacancy.
Neither the Board nor the Board Governance Committee has a formal diversity policy. However, our Corporate Governance Guidelines provide that, when nominating new members to the Board, the Board will seek the best qualified candidates with consideration for diversity. This consideration may include diversity of experience, functional expertise and industry knowledge. Our Board of Director Qualification Guidelines further provide that the Board Governance Committee consider a candidate’s diversity of viewpoints in determining the particular qualifications desired for any new Board member.

According to our Board of Director Qualification Guidelines, the Board Governance Committee considers the following factors in evaluating candidates, in addition to other factors that the Board Governance Committee deems relevant:

•	Personal Characteristics: leadership, integrity, interpersonal skills and effectiveness, accountability, and high performance standards;

•
Business Attributes: high levels of leadership experience in business, substantial knowledge of issues faced by publicly-traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry and Company knowledge, diversity of viewpoints, and experience in international markets and strategic planning;

•	Independence: independence based on the standards established by the NYSE, the SEC, and any other applicable laws or regulations;

•
Professional Responsibilities: willingness to commit the time required to fully discharge his or her responsibilities, commitment to attend meetings, ability and willingness to represent the stockholders’ long- and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision, assuming questions of ethics or propriety are not involved;

•	Governance Responsibility: ability to understand, and distinguish between, the roles of governance and management; and

•	Availability and Commitment: availability based on the number of commitments to other entities existing or contemplated by the candidate.

The full text of our Board of Directors Qualification Guidelines can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Board of Director Qualification Guidelines.”
When a vacancy occurs on the Board, a majority of the directors then in office may fill the vacancy, or the vacancy may remain open, or the size of the Board may be reduced. The Board Governance Committee evaluates nominees to the Board to fill any vacancy on the Board.
Stockholder Nominations for Director
A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders (“Nominating Stockholder”) is required to give written notice to our Corporate Secretary of his or her intention to make a nomination in accordance with the terms of our Bylaws. The Nominating Stockholder must be a holder of record of stock of the Company entitled to vote at the annual meeting of stockholders and must appear at the annual meeting of stockholders to nominate such person. The Nominating Stockholder must include a written consent from its proposed director nominee. The proposed director nominee must also represent and agree that he or she (1) has not and will not give any assurance or commitment not disclosed to the Company on how he or she would vote on any issue or question, (2) has not and will not become party to any agreement not disclosed to the Company regarding direct or indirect compensation (other than from the Company) for his or her service as a director, and (3) if elected, will comply with all applicable policies and guidelines of the Company. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the annual meeting of stockholders. However, if we give less than 70 days’ notice of the date of the annual meeting of stockholders, the notice of nomination must be received within 10 days following the date on which notice of the date of the annual meeting of stockholders was mailed or such public disclosure was made to our stockholders.

Pursuant to our Bylaws, the notice for the proposed director nominee must contain certain information about the nominee, the Nominating Stockholder and any person “acting in concert” with the Nominating Stockholder, including descriptions of any arrangements or understanding related to the nomination, the information that would be required if such person was making a stockholder proposal (as described under “Stockholder Proposals for the 2019 Annual Meeting of Stockholders — Proposals Not for Inclusion in the Proxy Statement to be Offered at the 2019 Annual Meeting”) and other information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require the proposed director nominee to furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Nominating Stockholders whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nomination Process and Nominee Criteria,” and in our Corporate Governance Guidelines, will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.
Stockholder Communications with Directors
Stockholders may send written communications to the Board by email to directors@lennoxintl.com, or by regular mail to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Corporate Secretary.
Stockholder communications received by the Corporate Secretary will be delivered to one or more members of the Board or management, as determined by the Corporate Secretary. Any allegations of accounting, internal controls or auditing-related complaints or concerns will be directed to the Chairman of the Audit Committee.
Interested parties may communicate with non-management directors of the Board by sending written communications to the address listed above to the attention of the Lead Director.
Other Corporate Governance Policies and Practices
Code of Business Conduct
The Company has adopted a Code of Business Conduct that applies to all its directors and employees, including its senior financial and principal executive officers. The Code of Business Conduct covers a variety of matters, such as acting with integrity and compliance with laws, including anti-corruption laws. Amendments to and waivers, if any, of the Code of Business Conduct as it pertains to the executive officers will be disclosed on our website. The Code of Business Conduct is available on the Company’s website at www.lennoxinternational.com by following the links “About Us — Our Core Values — Code of Conduct.”
Corporate Governance Guidelines
The Company has adopted Corporate Governance Guidelines that are available on the Company’s website at www.lennoxinternational.com by following the links “About Us — Corporate Governance — Corporate Governance Guidelines.”
Executive Session Meetings
In accordance with our Corporate Governance Guidelines, the non-management directors of our Board, all of whom are independent, meet regularly in executive session without the presence of management. The Lead Director chairs the executive session meetings of our independent directors.
Whistleblower Procedures
The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters. The Company’s Code of Business Conduct prohibits retaliation against employees who report violations or suspected violations of the Code of Business Conduct.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote to approve the compensation of our Company’s NEOs (the “Say-on-Pay vote”), as disclosed in this Proxy Statement. The Say-on-Pay vote is an advisory vote on the resolution below and is not binding on the Company or the Board. Although the vote is non-binding, the directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. Our next advisory vote on the frequency of stockholder votes on executive compensation will take place at our annual meeting of stockholders in 2023.
As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company designed its market competitive NEO compensation program to reward successful execution of its business strategy and achievement of desired business results, with a focus on creating alignment with the interests of our stockholders. The program seeks to achieve these goals on an annual and long-term basis through an appropriate combination of base pay, annual incentives and long-term incentives.
For our NEOs, the majority of compensation is both stock-based and contingent on performance. The annual incentive payout is based on Company financial performance metrics of core net income and free cash flow, and for NEOs that are business segment leaders, a combination of Company and business segment performance. Our long-term incentives currently include: (1) performance shares units, which are designed to link compensation to the Company’s three-year financial performance as measured by return on invested capital and core net income growth; (2) stock appreciation rights, which are designed to incentivize NEOs to grow our business and deliver increased returns to our stockholders and (3) restricted stock units, which are designed to support our retention efforts.
The Company also has several governance policies in place to align executive compensation with stockholder interests and mitigate risk. These policies include: stock ownership guidelines, a prohibition on hedging and pledging of Company stock, a clawback policy and post-employment non-competition and non-solicitation restrictions. These policies are discussed in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The Company posted a record year for revenue, profitability, and cash generation in 2018 while working through the challenges from tornado damage at a large manufacturing facility and further streamlining our refrigeration segment by divesting certain non-core businesses. Highlights of our 2018 performance include the following:

•	Revenue* up 4% from 2017 to approximately $3.8 billion;

•	Record total segment profit* margin of 14.2%, up 30 basis points from 2017;

•	One-year total stockholder return of 6%, three-year total stockholder return of 81% and five-year total stockholder return of 173%; and

•	Increased dividend 25%, which resulted in approximately $94 million cash paid to stockholders and used an additional $450 million for stock repurchase programs.
*Revenue and profit margin exclude the non-core Refrigeration assets divested in 2018. See GAAP reconciliation on Appendix A.
Financial results, including those from prior periods, are described in more detail in our Form 10-K for the fiscal year ended December 31, 2018. For further detail and a reconciliation of Segment Profit to Operating Income, see Note 20 in the Notes to the Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2018. All total stockholder return calculations assume reinvestment of dividends.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF THE NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The Company’s executive compensation program is designed to attract, retain and motivate leadership talent, align executive compensation with short- and long-term business goals, maintain market competitiveness and drive increased stockholder value by maintaining a strong alignment between pay and performance. Highlights of our 2018 financial performance and a description of the linkage between executive compensation and financial performance are set forth below.
Financial Highlights
The Company posted a record year for revenue, profitability, and cash generation in 2018    while working through the challenges resulting from tornado damage at a large manufacturing facility and further streamlining our refrigeration segment by divesting certain non-core businesses. Highlights of our 2018 performance include the following:
*Revenue and profit margin for all years exclude the non-core Refrigeration assets divested in 2018. See GAAP reconciliation on Appendix A.

•	One-year total stockholder return of 6%, three-year total stockholder return of 81% and five-year total stockholder return of 173%; and

•	Increased dividend 25%, which resulted in approximately $94 million cash paid to stockholders and paid out an additional $450 million for stock repurchase programs.
Financial results, including those from prior periods, are described in more detail in our Form 10-K for the fiscal year ended December 31, 2018. For further detail and a reconciliation of Segment Profit to Operating Income, see Note 20 in the Notes to the Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2018. All total stockholder return calculations assume reinvestment of dividends.

Pay-for-Performance Linkage
Pay-for-performance is the philosophical foundation for our annual short-term and long-term incentive programs. Highlights of our incentive compensation programs and how they are linked to our pay-for-performance philosophy include:

•	85% of our CEO’s target compensation is variable - tied to short-term and long-term incentives;

•	70% of our NEOs’ long-term incentive compensation is performance-based, with the remainder provided as restricted stock units for retention purposes;

•	CEO compensation in 2018 (as shown in the Summary Compensation Table) decreased 34%, while our one-year total stockholder return was 6%; and

•
Payouts under our performance share unit program averaged 172% of target over the last three completed performance cycles (each spanning three years and overlapping with each other), while total stockholder return over that same five-year period was 173%.

Overview
This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and objectives of the compensation program for our NEOs. The Compensation and Human Resources Committee of the Board (the “Committee”) establishes and administers our executive compensation program, practices and policies. The Committee receives input from management and its executive compensation consultant, and considers competitive practices, our business objectives, stockholder interests, regulatory requirements and other relevant factors to develop our executive compensation program in an effort to most effectively drive the achievement of the Company’s business objectives.
Stockholder Input
The Committee considers input from stockholders, including the result of the annual Say-on-Pay vote, in determining compensation policies and decisions. At our 2018 Annual Meeting, the advisory vote on the compensation of the Company's NEOs received the approval of over 98% of the stockholders voting for or against this item. In an effort to maintain this strong support from stockholders, management has continued to review investor and proxy advisor concerns regarding executive compensation and governance and has selectively communicated with stockholders. The Say-on-Pay vote result was one of many factors the Committee considered in deciding to not implement any major changes to the executive compensation program in 2018.
Positive Governance Practices
The Committee assesses trends and developments in executive compensation practices and implements those that best fit with the Company’s business strategy and our stockholders’ long-term interests. Below are some of the practices we have incorporated into our compensation program, as described elsewhere in this Proxy Statement:

	What We Do		What We Don't Do
☑	Median compensation philosophy	☒	No tax gross-ups on any CIC agreements after 2009
☑	Long-term balance in compensation structure	☒	No hedging of Company stock
☑	Use of independent compensation consultant	☒	No pledging of Company stock
☑	Annual risk assessment	☒	No dividends on equity awards in annual grant
☑	Rigorous stock ownership guidelines	☒	No repricing of stock appreciation rights or options
☑	Clawback provisions	☒	No cash buyouts of underwater stock appreciation rights or options
☑	Non-Competition / Non-Solicitation restrictions	☒	No significant perquisites
☑	Annual reviews of share utilization
☑	Regular market assessment of our peer group

Executive Compensation Philosophy and Key Objectives
Pay-for-Performance
We maintain a pay-for-performance philosophy designed to reward successful execution of our business strategy and achievement of desired business results, with a focus on aligning compensation with the interests of our stockholders. When our financial results exceed performance goals, monetary rewards to our NEOs generally pay out at higher levels. When our financial results fall below performance goals, monetary awards to our NEOs generally pay out at lower levels and may not pay out at all.
Recent payouts under our short-term incentive program and our long-term incentive program demonstrate the strong link between Company performance and actual payments made to our NEOs. In 2018, overall Company performance fell slightly below the goals. As a result, our NEOs received slightly below target level payouts under our annual short-term incentive compensation program. Over the last three years, our financial performance resulted in record weighted average return on invested capital of 33.5% and a compound annual growth rate of Company core net income of 13.4%. As a result, our NEOs received an above target performance share unit payout under our long-term incentive plan, consistent with our pay-for-performance approach and results-oriented compensation.
The graph below illustrates the directional alignment of pay and performance by showing changes in CEO annual compensation (using totals from the Summary Compensation Table) versus changes in total stockholder return (“TSR”) over the last several years. The shaded bars represent the Change in Pension Value, which is impacted by interest rate changes, while the solid bars represent all other Summary Compensation Table pay.

Change in Pension Value
Pay w/o Change in Pension Value
TSR
$16,000
$12,000
$8,000
$4,000
$0
400
200
0
$7,983
$9,288
$7,463
$10,006
$11,455
$7,541
100
113
151
187
257
273
FY 2013
FY 2014
FY 2015
FY 2016
FY 2017
FY 2018

$ amounts are in thousands. TSR represents the change in a $100 investment from the end of year 2013 assuming reinvestment of dividends.

Key Strategic Objectives
The strategic objectives of our executive compensation program are to:

•	attract, retain and motivate top executive talent;

•	align compensation with the achievement of short-term and long-term business goals;

•	maintain a market-competitive executive compensation program; and

•	drive increased stockholder value by maintaining a strong alignment between pay and performance.

The following table lists each element of executive compensation and how the Committee believes it correlates to our compensation philosophy and key objectives.

Executive Compensation Elements	Attract Top Talent	Retain & Motivate Top Talent	Achieve Short- Term Goals	Achieve Long- Term Goals	Maintain Market Competiveness	Pay for Performance
Base Salary	✓	✓			✓
Short-Term Incentive Program	✓	✓	✓		✓	✓
Long-Term Incentive Program:
Performance Share Units	✓	✓		✓	✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓	✓
Perquisites	✓				✓
Benefit Programs	✓				✓
Process for Determining Named Executive Officer Compensation
Market Competitive Compensation
To maintain a market-competitive program, the Committee uses benchmarking data when establishing executive compensation. Benchmarking against a representative peer group assists the Committee in assessing the competitiveness of our executive compensation program.
Our Company’s compensation peer group, as reviewed and approved by the Committee, included the following 15 companies (the “Compensation Peer Group”):

• A. O. Smith Corporation	• Fortune Brands Home & Security, Inc.	• Regal Beloit Corporation
• Acuity Brands, Inc.	• Hubbell Inc.	• Rockwell Automation, Inc.
• Crane Company	• Kennametal Inc.	• Snap-On Incorporated
• Dover Corporation	• Owens Corning	• The Timken Company
• Flowserve Corporation	• Pentair, Inc.	• USG Corporation
The Committee selected the Compensation Peer Group using the following criteria:

•	industry — building products, electrical components/equipment and industrial machinery;

•	revenues of approximately 0.5 to 2.0 times our revenues;

•	business and product mix similar to ours; and

•	international presence and operations.
In addition to comparing our NEO compensation to the compensation provided by our Compensation Peer Group, the Committee also referenced published compensation data and other studies of compensation trends and practices (all such data and practices, including our Compensation Peer Group, is collectively referred to as the “Market”).

Pay Positioning and Compensation Mix
For 2018, the Committee targeted all elements of compensation for the Company’s NEOs at the 50th percentile of the Market and granted a majority of total compensation to our NEOs in the form of incentive compensation. The 2018 target compensation mix for the CEO and the average target compensation mix for the other NEOs are shown in the graphs below.

CEO - Target Compensation Mix	Other NEOs - Target Compensation Mix

Consistent with Market practice, the CEO’s target compensation mix has more “at-risk” performance-based incentive compensation than the other NEOs due to his broad influence on Company performance.
Compensation Analysis
Beyond traditional market analysis, the Committee utilizes various other compensation analyses to assist with its decision making process. Below are examples of information the Committee reviews and considers, as appropriate, when making compensation decisions:

•	“all in” compensation summaries and pay histories for the CEO and executive officers

•	CEO realized pay analysis

•	CEO pay vs. performance analysis

•	dilution and share utilization analysis, projections and benchmarking

•	equity compensation expense analysis

•	short-term and long-term incentive design, metric and vehicle prevalence

•	short-term and long-term incentive plan performance results
Role of Management
The Committee obtains input from management and the Committee’s consultant when making NEO compensation decisions. The CEO makes recommendations to the Committee with respect to all of the elements of compensation for each NEO, excluding himself. The CEO’s recommendations on NEO pay are developed in consultation with the Chief Human Resources Officer and the Committee’s compensation consultant, and are considered with Market data. The Committee determines and approves the final compensation elements and amounts to be provided to the Company’s NEOs.
The Committee reviews and recommends proposed changes to CEO compensation to the independent members of the Board for approval. All independent members of the Board (rather than the Committee) have responsibility for approving CEO compensation.

Role of the Executive Compensation Consultant
In 2018, the Committee engaged FW Cook to provide analysis, advice and recommendations on executive compensation to the Committee. The Committee considered disclosures provided by FW Cook related to its independence from the Company, the Company’s NEOs and the members of the Committee, and reviewed FW Cook’s independence policy. FW Cook does not provide any other services for our Company.
At the Committee’s request, FW Cook performed the following services in 2018:

•	reviewed and opined on our executive compensation philosophy;

•	reviewed and opined on our Compensation Peer Group;

•	provided and analyzed data for various elements of executive compensation;

•	reviewed and opined on our executive and Board compensation programs, including NEO and Board target compensation;

•	presented executive compensation trends and regulatory updates to the Committee; and

•	provided input and perspective on various technical matters pertaining to executive compensation.
The Committee analyzed and considered the information provided by management and FW Cook to determine the program design and the level and mix of each compensation element for the NEOs.

Components and Analysis of 2018 Executive Compensation
Base Salary
In establishing each NEO’s annual base salary, the Committee considered Market data, each individual’s experience and responsibilities, our annual merit budget for all employees, achievement of performance objectives, internal equity and recommendations provided by the CEO for his direct reports.

The following table provides detail regarding base salaries for each NEO:

Name	Title	Base Salary January 1, 2018	Increase Effective April 1, 2018	Base Salary April 1, 2018
Todd M. Bluedorn	Chairman and Chief Executive Officer	$1,125,000	3.1%	$1,160,000
Joseph W. Reitmeier	EVP, Chief Financial Officer	500,000	5.0	525,000
Douglas L. Young	EVP, President and Chief Operating Officer, Residential Heating and Cooling	560,000	3.6	580,000
Daniel M. Sessa	EVP, Chief Human Resources Officer	495,000	3.0	510,000
John D. Torres	EVP, Chief Legal Officer and Corporate Secretary	480,000	3.1	495,000
In setting NEO base salaries, the Committee used the 50th percentile of the Market as a guideline. The base salary was set within a reasonable range of this guideline for each NEO.
Short-Term Incentive Program
Our short-term incentive program (“STI Program”) as established under the Lennox International Inc. 2010 Incentive Plan, as amended and restated (the “2010 Incentive Plan”), is an annual cash-based program for our NEOs designed to reward the successful performance of our Company, our business units and each individual NEO. In early 2018, the Committee approved the financial metrics and performance goals that must be achieved for any payouts to be made under our STI Program. The 2018 STI Program was based on performance against the financial goals set forth below. The 2018 short-term incentive awards were based 75% on financial performance and 25% on each NEO’s individual performance.
Financial Performance. The following table summarizes the performance goals and payout opportunities under our 2018 STI Program, along with Company and business unit performance for each metric.
2018 Short-Term Incentive Program Summary — Financial Performance
($ in thousands)

Name(1)	Metric	Weight	Threshold	Target	Maximum	Performance
All	Company Core Net Income(2)	60%	$326,527	$408,159	$469,383	$386,732
	Company Free Cash Flow(3)	40%	253,610	362,300	470,990	364,500
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Young	Segment Profit(4)	70%	$346,207	$414,558	$465,822	$406,401
	Segment Controllable Cash Flow(5)	30%	273,739	355,660	437,581	359,873
Payout Opportunity as a % of Target			50%	100%	225%

(1)
All NEOs except Mr. Young were measured 100% on overall Company financial performance, which resulted in a calculated award of 93% of target. As the President of our Residential Heating and Cooling segment, Mr. Young’s award was measured 50% on Residential Heating and Cooling’s financial performance and 50% on overall Company financial performance. Residential Heating and Cooling’s financial performance resulted in a calculated award of 97% of target, which when blended with the Company’s calculated award of 93% of target, resulted in a calculated award for Mr. Young of 95% of target.

(2)
Company core net income, a non-GAAP financial measure used for incentive compensation purposes, is income from continuing operations, adjusted for 2018 restructuring charges, certain product quality adjustments, certain legal charges and contingency adjustments, unrealized gains and losses on unsettled futures contracts, pension settlement charges and certain other items.

(3)
Company free cash flow, a non-GAAP financial measure used for incentive compensation purposes, is net cash provided by operating activities less purchases and sales of property, plant and equipment. Results were adjusted downward for timing of insurance reimbursements related to the tornado damage at a large manufacturing facility in 2018.

(4)
Segment profit, a non-GAAP financial measure used for incentive compensation purposes, is earnings from continuing operations for the applicable segment before interest expense, other expenses, and income taxes, adjusted for 2018 restructuring charges, certain product quality adjustments, certain legal charges and contingency adjustments, unrealized gains and losses on unsettled futures contracts, and certain other items.

(5)
Segment controllable cash flow, a non-GAAP financial measure used for incentive compensation purposes, is segment profit, defined above, less purchases and sales of property, plant and equipment, plus or minus changes in accounts receivable, inventory and accounts payable. Results were adjusted downward for timing of insurance reimbursements related to the tornado damage at a large manufacturing facility in 2018.

Individual Performance. The Committee considered individual performance in addition to financial performance in order to further align pay with performance. The individual performance component comprised 25% of the calculated award and had the same payout range as the STI Program (0% to 225%). The individual performance component was measured against specific financial, operational, strategic, and leadership objectives established for each NEO in advance of the performance measurement period as part of our performance management process. After the end of the year, the CEO reviewed with the Committee the extent of achievement of these established objectives by each NEO (other than the CEO). The Committee then determined and approved the individual performance component for each NEO (other than the CEO). Mr. Reitmeier, Mr. Young, Mr. Sessa and Mr. Torres received small payout adjustments based on their individual performance, resulting in an actual payout of 99% of target for each executive. The independent members of the Board determined and approved the individual performance component for the CEO with a payout adjustment resulting in an actual payout of 99% of target.
Targets and Payouts. Under the STI Program, target payout opportunities are determined as a percentage of base salary. The target payout opportunities are based on Market data using the 50th percentile as a guideline. Each NEO’s target percentage fits within this guideline and was unchanged for 2018.
Based on analysis of the Market data and internal equity considerations, the Committee (or with respect to the CEO, the independent Board members) set the following short-term incentive targets for 2018. Based on actual financial and individual performance, the Committee (or with respect to the CEO, the independent Board members) approved the following 2018 payouts for each NEO:
2018 Short-Term Incentive Targets and Payouts

Name	2018 STI Target as a % of Base Salary	2018 STI Target	2018 STI Payout as a % of Target	2018 STI Payout
Mr. Bluedorn	125%	$1,439,063	99%	$1,420,343
Mr. Reitmeier	70	363,125	99	358,215
Mr. Young	70	402,500	99	397,146
Mr. Sessa	70	354,375	99	350,065
Mr. Torres	70	343,875	99	340,285
We include the short-term incentive payments made to the NEOs for 2018, which were approved by the Committee on February 26, 2019 and paid on March 15, 2019, in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Program
We have a long-term incentive program ("LTI Program") designed to incentivize those employees who have principal responsibility for our long-term profitability. We believe participation in our long-term incentive program aligns the interests of our NEOs with the interests of our stockholders.
We use a mix of performance share units (“PSUs”), restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) in our LTI Program. PSUs and SARs reward performance, as measured by achievement of specified financial objectives for PSUs and stock price growth for SARs. RSUs help us retain key members of management through time-based vesting. The Committee allocated the mix of elements in our LTI Program in a manner designed to drive Company performance, retain key talent, and provide competitive compensation.
For 2018, the long-term incentive award allocations for our NEOs were as follows:
The Committee determines the grant date for all long-term incentive awards, and has a long-standing practice of granting all awards at its regularly scheduled December meeting. Although awards may also be granted in special circumstances or upon hire for certain executives, no out-of-cycle grants were made to any NEO in 2018. The Committee sets the exercise price of our SARs at 100% of fair market value, which is defined as the average of the high and low New York Stock Exchange (“NYSE”) trading prices of our common stock on the date of grant.
The target award values under our long-term incentive program are based on Market data for similar positions using the 50th percentile as a guideline. The number of shares available for grant under the 2010 Incentive Plan is also considered. In December 2018, the Committee established the target award values at or near the 50th percentile of the Market for all NEOs. When determining the actual award sizes for each NEO, the Committee and independent Board members considered the NEO’s time in position, individual performance and potential, the NEO’s impact on the financial performance of the Company, and internal equity.
Once the Committee determined the actual long-term incentive award values for each NEO for the 2018 grants, 50% of the value was provided as PSUs, 30% as RSUs and 20% as SARs.

The following table summarizes the award values and number of awards granted for each NEO:

	December 2018 Award Value				Number of Awards Granted
Name	PSUs	RSUs	SARs	Total	PSUs(1)	RSUs(1)	SARs(2)	Total
Mr. Bluedorn	$2,600,000	$1,560,000	$1,040,000	$5,200,000	12,129	7,277	26,763	46,169
Mr. Reitmeier	525,000	315,000	210,000	1,050,000	2,449	1,469	5,404	9,322
Mr. Young	625,000	375,000	250,000	1,250,000	2,916	1,749	6,433	11,098
Mr. Sessa	525,000	315,000	210,000	1,050,000	2,449	1,469	5,404	9,322
Mr. Torres	525,000	315,000	210,000	1,050,000	2,449	1,469	5,404	9,322

(1)
The number of PSUs and RSUs was determined by dividing the corresponding target award value by the closing price of our common stock on the NYSE averaged over the 30 calendar days ending on November 28, 2018 ($214.36).

(2)
The number of SARs granted was determined by dividing the corresponding target award value by the Black-Scholes value of our common stock based on the 30 calendar day average closing price of our common stock as of November 28, 2018 ($38.86).

PSUs. To maintain our strong focus on long-term Company performance, we granted 50% of the December 2018 long-term incentive award in the form of PSUs. PSUs generally vest at the end of a three-year performance period. If at least the threshold performance level has been achieved at the end of the performance period, the PSUs are distributed in the form of Company common stock based on the actual performance achieved. Dividends are not earned or paid on PSU awards during the three-year performance period. The Committee determines the measurement criteria annually, selecting financial metrics and setting performance goals that will enhance stockholder value. The Committee certifies the financial performance levels following the end of the performance period and the Company distributes any earned shares.

The key attributes of the PSUs granted in December 2015, which vested on December 31, 2018, are summarized in the following table along with the financial performance goals and payout opportunities versus actual performance. In 2018, NEOs earned a payout of 157.2% of target for the PSUs granted in December 2015. The payout value is reflected in the 2018 Option/SAR Exercises and Stock Vested Table in the “Stock Awards - Value Realized on Vesting” column.
December 2015 PSU Grant
(for the January 1, 2016 — December 31, 2018 Performance Period)

Metric	Weight	Measurement Period	Threshold	Target	Maximum	Actual
Return on Invested Capital ("ROIC")(1)	50%	3-year weighted average (20% lowest year, 40% other two years)	15%	20%	30%	33.5%
Company Core Net Income	50%	3-year compound annual growth rate	6%	12%	22%	13.4%
Payout as a % of Target Award			50%	100%	200%	157.2%

(1)
Net operating profit after tax (NOPAT), a component of ROIC and a non-GAAP financial measure used for incentive compensation purposes, is income from continuing operations, adjusted for 2018 restructuring charges, certain product quality adjustments, certain legal charges and contingency adjustments, unrealized gains and losses on unsettled futures contracts, pension settlement charges and certain other items.

The key attributes of the PSUs granted in December 2018 are summarized in the following table. The Committee established the ROIC performance goals based on its assessment of desired return relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee set Company core net income growth performance goals based on historical results, projected outcomes of that measure, and expected market conditions. While specific forward-looking performance goals are not included in the table below in light of competitive sensitivities, the degrees of difficulty required to achieve a payout are included.

December 2018 PSU Grant
(for the January 1, 2019 — December 31, 2021 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum
ROIC	50%	Measures efficient use of capital; higher ROIC correlates to greater cash flow	3-year weighted average (20% lowest year, 40% other two years)	No payout occurs unless ROIC exceeds the Company’s estimated cost of capital; Target payout occurs at roughly three times the Company’s estimated cost of capital
Company Core Net Income Growth	50%	Measures profitability; higher Company core net income correlates with higher earnings per share	3-year compound annual growth rate	Target payout requires low double digit core net income compound annual growth rate
Payout as a % of Target Award				50%	100%	200%
The PSUs granted to our NEOs in 2018 are included in the 2018 Grants of Plan-Based Awards Table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column.
RSUs. To support our retention efforts, the Committee granted the NEOs 30% of the December 2018 long-term incentive award in the form of RSUs. RSUs generally vest and are distributed in shares of our common stock three years following the date of grant if the recipient remains an employee of the Company and all other conditions of the award are met. Dividends are not earned or paid on RSUs during the three-year vesting period. The number of shares underlying RSUs granted to our NEOs in 2018 is included in the 2018 Grants of Plan-Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.
SARs. To incentivize NEOs to grow our business and deliver increased returns to our stockholders, the Committee granted the NEOs 20% of the December 2018 award in the form of SARs. SARs vest in one-third increments on each anniversary of the date of grant. Upon the exercise of vested SARs, the increase between the fair market value of our common stock on the date of grant and the fair market value on the date of the SAR exercise is paid in Company common stock. The grant date fair value and the SAR exercise price are determined on the date of grant. SARs granted in 2018 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2018 is included in the 2018 Grants of Plan-Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.
Perquisites
We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. Rather than offering individual perquisites, however, we provide a monthly cash stipend to each of our NEOs to allow more flexibility and choice. Our NEOs have full discretion on how the cash stipend is spent and it is not tracked by the Company after the money is paid. In addition, we offer the installation of Company products and equipment at each NEO’s home to promote our brand to business and personal guests. The value of the Company products and equipment is included as taxable income to the NEO.
Benefit Programs
To attract top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our employees generally. The following table summarizes the additional benefit programs in place during 2018 and the purpose of each program.

Additional Benefit Programs Offered to NEOs in 2018

Plan	Type	Purpose
Supplemental Retirement Plan	Non-Qualified Defined Benefit	Provide market-competitive retirement benefit by providing higher accruals and by permitting accruals that otherwise could not occur because of limitations on compensation under the Code.
Life Insurance Plan	Company-Sponsored Life Insurance	Provide market-competitive life insurance benefits; $3 million in coverage for our CEO and minimum of $1 million for other NEOs.

In 2018, the Committee closed the defined benefit Supplemental Retirement Plan to new participants and approved a defined contribution restoration plan for individuals who become eligible executive officers on or after January 1, 2019.  The Committee made these changes to better align the Company’s non-qualified retirement benefit with current market practices.
Additional Information Regarding Executive Compensation
Other agreements and policies important to a stockholder’s understanding of the Company’s overall executive compensation program structure are described below.
Employment Agreements and Change in Control Agreements
We have employment agreements and change in control (“CIC”) agreements with each NEO as reviewed and approved by the Committee. We believe employment agreements are helpful in attracting and retaining top executive talent and for financial and business planning purposes. We believe CIC agreements are necessary to (1) retain key executives during periods of uncertainty; (2) enable executives to objectively evaluate, negotiate and execute a CIC transaction; (3) encourage executives to remain focused on running the business rather than seeking other employment in the event of a possible CIC; (4) preserve stockholder value by providing continuity of management during a transition period; and (5) provide benefit to the Company in the form of restrictive covenants, such as non-compete and non-solicitation provisions. We do not provide tax gross-ups for any CIC agreements entered into after 2009.
Our employment agreements and CIC agreements, and the potential costs associated with each, are discussed in detail under “Potential Payments Upon Termination or Change in Control.”
Stock Ownership Guidelines
The Company has stock ownership guidelines for the CEO and other NEOs. We believe stock ownership by executives aligns the interests of executives with the interests of our stockholders and motivates executives to build long-term stockholder value.
The following chart sets forth, as of December 31, 2018, for each NEO, the stock ownership requirements as a multiple of base salary, the total number of shares and unvested RSUs counted toward the stock ownership requirements, and the value of the shares and unvested RSUs as a multiple of base salary. All of our NEOs met our stock ownership guidelines as of December 31, 2018. NEOs are given five years from the date of appointment as an NEO to meet the guidelines.

Name	Ownership Requirement as a Multiple of Base Salary	Total Number of Shares and Unvested RSUs	Stock Ownership as Multiple of Base Salary(1)
Mr. Bluedorn	5X	122,422	22.1X
Mr. Reitmeier	3X	14,675	5.9X
Mr. Young	3X	56,296	20.4X
Mr. Sessa	3X	44,912	18.5X
Mr. Torres	3X	9,263	3.9X

(1)	Based on the average daily closing price for 2018 of $209.88.

The Committee oversees and administers the stock ownership guidelines. If an NEO fails to comply with the guidelines, the Committee will determine any appropriate corrective measures to be taken.
Clawback Policy
Our Company has an incentive compensation clawback policy for the CEO and the other NEOs. Under this policy, in the event of any fraud or misconduct that results in a restatement of our Company’s financial results within three years of the filing of the original financial results, the Committee can recoup and cancel cash and equity-based incentive compensation of each person involved in such fraud or misconduct.

Prohibition on Hedging / Pledging Policy
The Company’s Insider Trading Policy prohibits directors, NEOs, all other employees, and each of their designees from trading in any interest, security or position relating to the future price of Company securities, such as a put, call, swap, short sale, hedge or any other type of derivative security. It also prohibits directors, NEOs and all other employees from pledging Company securities as collateral for a loan, which would include purchases of Company securities on margin.
Tax and Accounting Implications
Deductibility of Executive Compensation

Effective for taxable years beginning after December 31, 2017, The Tax Cuts and Jobs Act changed certain aspects of federal income taxation of executive compensation, including elimination of the "performance-based" compensation exemption to Section 162(m) which allowed a company to deduct “performance-based” compensation in excess of $1 million to NEOs.  The Committee will continue to consider the income tax consequences to our Company when analyzing our executive compensation program.  If granting awards or providing other executive compensation is consistent with Market data, our compensation philosophy or our strategic business goals, the Committee may provide executive compensation that is not fully deductible.
Non-Qualified Deferred Compensation
In addition to the non-qualified Supplemental Retirement Plan discussed previously, our Company also maintains a frozen non-qualified Profit Sharing Restoration Plan. Both of these deferred compensation plans are administered in compliance with Section 409A of the Code.
Accounting for Stock-Based Awards
When developing NEO compensation, the Committee considered the accounting consequences (in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)) of the program design and award levels, and structured the Company’s executive compensation program accordingly.

Compensation Committee Report
The Compensation and Human Resources Committee has reviewed and discussed the foregoing CD&A with management. Based on this review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 19, 2019.
Submitted by the Compensation and Human Resources Committee of the Board:

John E. Major (Chairperson)	John W. Norris, III
Kim K.W. Rucker	Karen H. Quintos
Todd J. Teske

Summary Compensation Table
The following table provides information regarding the total compensation of each of the Company’s NEOs for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Todd M. Bluedorn	2018	1,151,250	3,971,244	951,960	1,420,343	—	46,500	7,541,297
Chairman and Chief Executive	2017	1,116,750	4,086,407	1,011,678	1,451,775	3,740,864	47,086	11,454,560
Officer	2016	1,084,000	3,876,723	954,887	2,620,028	1,423,602	46,743	10,005,983
Joseph W. Reitmeier	2018	518,750	801,780	192,220	358,215	235,914	46,500	2,153,379
Executive Vice President and	2017	493,750	858,092	212,459	359,450	508,667	107,975	2,540,393
Chief Financial Officer	2016	468,750	807,550	198,938	634,463	262,074	46,235	2,418,010
Douglas L. Young	2018	575,000	954,646	228,822	397,146	—	47,000	2,202,614
Executive Vice President and	2017	555,000	1,021,453	252,927	374,708	1,303,828	47,702	3,555,618
Chief Operating Officer, Residential H&C	2016	535,000	969,031	238,716	645,900	314,360	45,900	2,748,907
Daniel M. Sessa	2018	506,250	801,780	192,220	350,065	—	46,780	1,897,095
Executive Vice President and Chief	2017	491,250	858,092	212,459	357,630	985,670	46,476	2,951,577
Human Resources Officer	2016	476,250	807,550	198,938	644,614	400,106	46,186	2,573,644
John D. Torres	2018	491,250	801,780	192,220	340,285	142,653	46,500	2,014,688
Executive Vice President, Chief	2017	476,250	858,092	212,459	346,710	911,590	46,509	2,851,610
Legal Officer and Corporate Secretary

(1)
The amounts shown represent the grant date fair value of the aggregate amount of all stock awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with RSUs and PSUs granted under the 2010 Incentive Plan. Assumptions used in calculating these amounts are described in Note 15 of the Consolidated Financial Statements for the fiscal year ended December 31, 2018, included in our Form 10-K filed with the SEC on February 19, 2019. Amounts for 2018 PSUs reflect the most probable outcome for the awards on December 31, 2018 valued at the date of grant in accordance with FASB ASC Topic 718. If the PSUs were valued at maximum performance levels, the total PSU value at grant date would equal:

	PSU Value at Maximum Performance Levels ($)
Name	2016	2017	2018
Todd M. Bluedorn	4,845,904	5,107,860	4,964,157
Joseph W. Reitmeier	1,009,438	1,072,615	1,002,327
Douglas L. Young	1,211,326	1,276,866	1,193,460
Daniel M. Sessa	1,009,438	1,072,615	1,002,327
John D. Torres		1,072,615	1,002,327

(2)
The amounts shown represent the grant date fair value of the aggregate amount of all SAR awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with SARs granted under the 2010 Incentive Plan. Assumptions used in calculating these amounts are included in Note 15 of the Consolidated Financial Statements for the fiscal year ended December 31, 2018, included in our Form 10-K filed with the SEC on February 19, 2019.

(3)
The amounts shown represent the aggregate change in the actuarial present value of accumulated pension benefits that accrued during the applicable year under our Supplemental Retirement Plan and frozen Consolidated Pension Plan, each as discussed under “Retirement Plans,” as a result of changes in the valuation discount rate, changes in compensation, and an additional one year of service. No above-market interest on nonqualified deferred compensation was earned.

(4)	The amounts shown include perquisites and other compensation. The following table identifies the amounts attributable to each category of perquisites and other compensation in 2018 for each NEO.

	Perquisites		Other Compensation
Name	Cash Stipend	Company Equipment and Installation	Retirement Contributions	Other	Total
Todd M. Bluedorn	$30,000	$—	$16,500	$—	$46,500
Joseph W. Reitmeier	30,000	—	16,500	—	46,500
Douglas L. Young	30,000	—	16,500	500	47,000
Daniel M. Sessa	30,000	280	16,500	—	46,780
John D. Torres	30,000	—	16,500	—	46,500
The values attributable to each item listed above are calculated as follows:

•	Cash Stipend — actual cash paid to each NEO in lieu of individual perquisites.

•
Company Equipment and Installation — Company equipment is based on the purchase price of the equipment, adjusted in accordance with our employee rebate program. Installation of this equipment is based on the cost for installation paid by the Company in 2018.

•	Retirement Contributions — based on Company contributions made under our qualified 401(k) Plan in 2018.

•	Other — includes matching charitable contributions.

2018 Grants of Plan-Based Awards
The following table provides information regarding short-term incentive awards and long-term incentive awards (PSUs, RSUs and SARs) granted under the 2010 Incentive Plan to our NEOs in 2018.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
Todd M. Bluedorn	—	719,531	1,439,063	3,237,891
	12/7/2018				6,065	12,129	24,258					2,482,079
	12/7/2018							7,277				1,489,165
	12/7/2018								26,763	214.63	211.05	951,960
Joseph W. Reitmeier	—	181,563	363,125	817,031
	12/7/2018				1,225	2,449	4,898					501,163
	12/7/2018							1,469				300,616
	12/7/2018								5,404	214.63	211.05	192,220
Douglas L. Young	—	201,250	402,500	905,625
	12/7/2018				1,458	2,916	5,832					596,730
	12/7/2018							1,749				357,915
	12/7/2018								6,433	214.63	211.05	228,822
Daniel M. Sessa	—	177,188	354,375	797,344
	12/7/2018				1,225	2,449	4,898					501,163
	12/7/2018							1,469				300,616
	12/7/2018								5,404	214.63	211.05	192,220
John D. Torres	—	171,938	343,875	773,719
	12/7/2018				1,225	2,449	4,898					501,163
	12/7/2018							1,469				300,616
	12/7/2018								5,404	214.63	211.05	192,220

(1)	The amounts shown represent award opportunities under our STI Program for 2018. The actual awards were paid March 15, 2019 in the amounts included in the Summary Compensation Table.

(2)
The amounts shown represent the number of PSUs granted, which to the extent earned, will vest and be distributed in shares of our common stock at the end of the three-year performance period ending December 31, 2021.

(3)	The amounts shown represent the number of RSUs granted, which vest and will be distributed in shares of our common stock on the third anniversary of the date of grant.

(4)	The amounts shown represent the number of SARs granted, which vest in one-third increments on each anniversary of the date of grant and expire seven years from the date of grant.

(5)	The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low NYSE trading prices of our common stock on the date of grant.

(6)
The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with FASB ASC Topic 718. The grant date fair value for SARs was determined using the Black-Scholes valuation model. The grant date fair value for the PSU and RSU awards equals the dividend-discounted value of our common stock on the date of grant. The assumptions used to calculate the grant date fair values of such awards are set forth below.

		Assumptions
Grant Date	Award	Volatility (%)	Expected Life (Years)	Dividend Yield (%)	Risk Free Interest Rate (%)	FMV Based on Average High/ Low NYSE Trading Prices on Date of Grant ($)	Grant Date Fair Value Per Share ($)
12/7/2018	PSU	—	—	1.76	—	214.63	204.640
12/7/2018	RSU	—	—	1.76	—	214.63	204.640
12/7/2018	SAR	20.60	3.93	1.76	2.71	214.63	35.570

Outstanding Equity Awards at 2018 Year-End
The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2018.

	Options/SAR Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable(1)	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)	Option/ SAR Exercise Price ($/Sh)(2)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Todd M. Bluedorn	43,053	0	92.640	12/12/2021	24,713	5,408,687	70,247	15,374,258
	36,610	0	131.940	12/11/2022
	27,766	13,883	156.940	12/9/2023
	10,433	20,866	205.530	12/8/2024
	0	26,763	214.630	12/7/2025
Joseph W. Reitmeier	9,621	0	51.110	12/6/2019	5,114	1,119,250	14,599	3,195,137
	9,549	0	81.105	12/12/2020
	9,785	0	92.640	12/12/2021
	7,959	0	131.940	12/11/2022
	5,784	2,893	156.940	12/9/2023
	2,191	4,382	205.530	12/8/2024
	0	5,404	214.630	12/7/2025
Douglas L. Young	15,120	0	51.110	12/6/2019	6,107	1,336,578	17,444	3,817,794
	11,671	0	81.105	12/12/2020
	11,252	0	92.640	12/12/2021
	9,550	0	131.940	12/11/2022
	6,941	3,471	156.940	12/9/2023
	2,608	5,217	205.530	12/8/2024
	0	6,433	214.630	12/7/2025
Daniel M. Sessa	9,545	0	51.110	12/6/2019	5,114	1,119,250	14,599	3,195,137
	10,610	0	81.105	12/12/2020
	9,785	0	92.640	12/12/2021
	7,959	0	131.940	12/11/2022
	5,784	2,893	156.940	12/9/2023
	2,191	4,382	205.530	12/8/2024
	0	5,404	214.630	12/7/2025
John D. Torres	2,653	0	131.940	12/11/2022	5,114	1,119,250	14,599	3,195,137
	2,892	2,893	156.940	12/9/2023
	2,191	4,382	205.530	12/8/2024
	0	5,404	214.630	12/7/2025

(1)	Outstanding SARs vest in one-third increments on each anniversary of the date of grant, with the first anniversary date occurring one year after the date of grant.

(2)
Pursuant to the 2010 Incentive Plan, the exercise price for all outstanding SARs is based on the grant date fair market value, which is the average of the high and low NYSE trading prices of our common stock on the date of grant.

(3)	The amounts shown represent all outstanding RSUs held by the NEOs. Refer to column (a) of Table 1 below for the vesting dates of such awards.

(4)	The amounts shown are based on the NYSE closing price of our common stock on December 31, 2018 ($218.86).

(5)
The amounts shown represent outstanding PSUs held by the NEOs. Refer to column (b) of Table 1 below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

Table 1

	(a) Shares or Units of Stock That Have Not Vested		(b) Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Number of Awards	Vesting Date	Number of Awards	Vesting Date	Performance Assumption
Todd M. Bluedorn	9,678	12/9/2019	32,260	12/31/2019	Maximum
	7,758	12/8/2020	25,858	12/31/2020	Maximum
	7,277	12/7/2021	12,129	12/31/2021	Target
Total	24,713		70,247
Joseph W. Reitmeier	2,016	12/9/2019	6,720	12/31/2019	Maximum
	1,629	12/8/2020	5,430	12/31/2020	Maximum
	1,469	12/7/2021	2,449	12/31/2021	Target
Total	5,114		14,599
Douglas L. Young	2,419	12/9/2019	8,064	12/31/2019	Maximum
	1,939	12/8/2020	6,464	12/31/2020	Maximum
	1,749	12/7/2021	2,916	12/31/2021	Target
Total	6,107		17,444
Daniel M. Sessa	2,016	12/9/2019	6,720	12/31/2019	Maximum
	1,629	12/8/2020	5,430	12/31/2020	Maximum
	1,469	12/7/2021	2,449	12/31/2021	Target
Total	5,114		14,599
John D. Torres	2,016	12/9/2019	6,720	12/31/2019	Maximum
	1,629	12/8/2020	5,430	12/31/2020	Maximum
	1,469	12/7/2021	2,449	12/31/2021	Target
Total	5,114		14,599

2018 Option/SAR Exercises and Stock Vested
The following table provides information regarding the exercise of SARs by our NEOs and each distribution of RSUs and PSUs held by our NEOs in 2018.

	Options/SAR Awards		Stock Awards
Name	Number of SARs Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Todd M. Bluedorn	73,100	10,014,848	RSU	10,175	2,131,256
			PSU	26,658	6,655,969
Joseph W. Reitmeier	3,371	598,454	RSU	2,212	463,326
			PSU	5,796	1,447,145
Douglas L. Young	—	—	RSU	2,654	555,907
			PSU	6,955	1,736,524
Daniel M. Sessa	—	—	RSU	2,212	463,326
			PSU	5,796	1,447,145
John D. Torres	8,807	633,279	RSU	2,212	463,326
			PSU	5,796	1,447,145

(1)	The dollar amounts shown for RSUs and PSUs are based on the average of the high and low NYSE trading prices of our common stock on the day of distribution.

Retirement Plans
Qualified Retirement Plans
Frozen Consolidated Pension and Profit Sharing Retirement Plans
Effective January 1, 2009, the Company’s Consolidated Pension Plan and Profit Sharing Retirement Plan were frozen. As of that date, benefits under the frozen Pension Plan stopped increasing with additional service and compensation, and additional contributions to the Profit Sharing Plan were discontinued.
The monthly target benefit under the frozen Pension Plan is based on 1.0% of final average annual pay, plus 0.6% of final average annual pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under the frozen Profit Sharing Plan, with the difference, if any, provided by the frozen Pension Plan. Participants become vested in their frozen Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age) or actuarially reduced benefits at younger ages if age and service requirements are met (generally the attainment of age 62 and 10 years of service or if age plus years of service total 80). Benefits are generally paid in the form of an annuity. We do not grant extra years of service under the Consolidated Pension Plan. Participants in the frozen Profit Sharing Plan are fully vested in the plan after six years of service and the Company directs the investment funds. Distributions may occur at separation from service and are eligible for roll-over into another qualified retirement plan.
401(k) Salaried Retirement Plan
Salaried employees are eligible to participate in this plan, and contributions can be made on a pre-tax or Roth post-tax basis, subject to limitations for qualified plans under the Code. Participants can contribute up to
75% of their eligible earnings and receive a Company match of 50% on up to 6% of their eligible pay. In addition, all participants (after completing one year of service) receive a base contribution equal to 3% of eligible pay. The match vests after the participant completes two years of service and the base contribution is fully vested.
Non-Qualified Retirement Plans
Supplemental Retirement Plan

In 2018, the Committee closed the defined benefit Supplemental Retirement Plan to new participants and approved a defined contribution restoration plan for individuals who become eligible executive officers on or after January 1, 2019.  The Committee made these changes to better align the Company’s non-qualified retirement benefit with current market practices.
The purpose of our Supplemental Retirement Plan is to provide Market-competitive executive level retirement benefit opportunities. It permits income above Code limitations to be considered in determining final average annual pay, doubles the rate of benefit accrual available under the frozen Pension Plan (2.0% of final average annual pay, plus 1.2% of final average annual pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the frozen Pension Plan (for example, unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if age plus years of service total 80), and pays benefits in the form of a lump-sum. Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under our Company’s frozen Pension Plan (as if such plan had not been frozen), frozen Profit Sharing Plan, and frozen Profit Sharing Restoration Plan. Participants become vested in their Supplemental Retirement Plan benefit after five years of service. Extra years of credited service are not provided to participants except for up to an additional three years of service and age (subject to the 15 year service limit) in the case of a change in control. The incremental effects of additional years of service are reflected in the tables included in “Potential Payments Upon Termination or Change in Control.”
Frozen Profit Sharing Restoration Plan
We froze the Profit Sharing Restoration Plan and discontinued contributions effective January 1, 2009. Distributions may occur at separation from service and may be paid as a lump-sum or in equal annual installments over either a five- or ten-year period. We direct the investment funds for the frozen Profit Sharing Restoration Plan, which mirror the investments and returns under the frozen Profit Sharing Retirement Plan. The weighted average annual rate of return for the calendar year ended December 31, 2018, was (5.9%).

2018 Pension Benefits
The following table provides information regarding the number of years of service credited to each NEO and the present value of accumulated benefits payable to each NEO under our frozen Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2018, as well as payments made to each NEO in 2018 under such plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Year ($)
Todd M. Bluedorn	Consolidated Pension Plan (Frozen)	1.9	45,771	0
	Supplemental Retirement Plan	11.9	12,160,132	0
Joseph W. Reitmeier	Consolidated Pension Plan (Frozen)	3.3	59,331	0
	Supplemental Retirement Plan	6.6	1,532,260	0
Douglas L. Young	Consolidated Pension Plan (Frozen)	9.6	77,859	0
	Supplemental Retirement Plan	15.0	5,273,512	0
Daniel M. Sessa	Consolidated Pension Plan (Frozen)	1.7	37,627	0
	Supplemental Retirement Plan	11.7	3,270,061	0
John Torres(2)	Consolidated Pension Plan (Frozen)	N/A	N/A	0
	Supplemental Retirement Plan	10.0	3,241,510	0

(1)
The actuarial present value of the lump-sum accumulated benefit payable at December 31, 2018 is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with FASB ASC Topic 715, using a 3.92% interest (discount) rate for the Supplemental Retirement Plan and 4.36% for the Consolidated Pension Plan as of December 31, 2018 and the RP-2014 Healthy Retiree Mortality Table, adjusted to 2006, and projected generationally with Scale MP-2018. The calculations assume payments are deferred until age 65 for all participants under our frozen Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in Note 13 of the Consolidated Financial Statements for the fiscal year ended December 31, 2018, included in our Form 10-K filed with the SEC on February 19, 2019.

(2)	Mr. Torres was not eligible to participate in the Consolidated Pension Plan prior to the plan being frozen.

2018 Nonqualified Deferred Compensation
The following table provides information regarding contributions, earnings, withdrawals and distributions under our frozen Profit Sharing Restoration Plan in 2018 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2018.

Name	Executive Contributions in Last Year ($)	Company Contributions in Last Year ($)	Aggregate Earnings in Last Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year-End ($)
Todd M. Bluedorn	0	0	(4,885)	0	77,516
Joseph W. Reitmeier(1)	N/A	N/A	N/A	N/A	N/A
Douglas L. Young	0	0	(24,917)	0	395,380
Daniel M. Sessa	0	0	(1,165)	0	18,487
John Torres(1)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Reitmeier and Mr. Torres were not eligible to participate in this plan prior to the plan being frozen.

Potential Payments Upon Termination or Change in Control
Employment Agreements and Change in Control Agreements
We are party to employment agreements and CIC agreements with each NEO. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of employment with our Company under the various circumstances described below.
Employment Agreements
The employment agreements with our NEOs establish the basis of compensation and responsibilities for each NEO and contain post-employment covenants, including confidentiality, prohibition against the diversion of employees, vendors and contractors and prohibition against the solicitation of customers, for a period of 24 months following termination of employment. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other in writing at least 30 days prior to such date of its decision not to renew the agreement. Except as otherwise provided below, the terms and conditions of our employment agreement with each NEO are substantially similar.
Change in Control Agreements
Our CIC agreements with our NEOs, the terms and conditions of which are substantially similar except as noted below, provide for benefits under specified circumstances if a NEO’s employment is terminated in connection with a CIC transaction. The agreements require the NEO to maintain the confidentiality of our information and not to induce our employees to terminate their employment with our Company, for a period of 24 months following termination of employment.
All CIC agreements entered into after 2009 do not include a tax gross-up provision.
Payments Made Upon Voluntary Termination or Upon For Cause Termination
If a NEO voluntarily terminates his employment with our Company or we terminate a NEO for cause, he will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. Unvested SARs, RSUs and PSUs terminate on the NEO’s last day of employment. Vested SARs will be exercisable for 90 days after the last day of employment if the NEO voluntarily terminates his employment.
Payments Made Upon Retirement
If a NEO retires, he is entitled to receive his base salary through the last day of employment, a payment under our short-term incentive program based on actual company performance (prorated through the NEO’s last day of employment) and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:

•	unvested SARs terminate on the NEO’s last day of employment and vested SARs remain exercisable for the remainder of the term of the award;

•	for RSUs, the NEO receives a prorated portion of shares based on the date of retirement at the end of the applicable vesting period; and

•
for PSUs, the NEO receives, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.

Payments Made Upon Involuntary — Not for Cause Termination
If we terminate a NEO prior to the expiration of his employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO is generally entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:

•	all vested SARs continue to be exercisable for 90 days following the NEO’s last day of employment; and

•	unvested equity awards (SARs, RSUs and PSUs) terminate on the NEO’s last day of employment.

Normal Severance Compensation. If the NEO elects to receive “normal severance compensation,” he will receive monthly payments equal to the greater of (1) his monthly base salary for the remainder of the employment agreement’s term, or (2) three months of his monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.
Enhanced Severance Benefits. If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance arrangement, which are dependent on years of service with our Company, generally include the following:

Component	Less than Three Years of Service	Three or More Years of Service
Base Salary	One year of base salary	Two years of base salary
Short-Term Incentive	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 24 months
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of base salary	Same
Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of base salary	Same
Post-Employment Health Care Coverage
Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, should the NEO remain unemployed
Same
Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same
Payments Made Upon Death or Disability
Generally, if a NEO dies during the term of his employment agreement, the NEO’s beneficiary is entitled to receive “normal severance compensation,” as described above. If a NEO becomes permanently disabled during the agreement term, he will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:

•	all SARs vest immediately and remain exercisable for the duration of the term;

•	for RSUs, the NEO, or his beneficiary, receives a prorated payment based upon the portion of the vesting period the NEO actually served as an employee payable at the time employment ceases; and

•
for PSUs, the NEO, or his beneficiary, receives, to the extent earned based on achievement of performance measures, a prorated portion of shares based upon the portion of the performance period the NEO actually served as our employee, payable at the time employment ceases.

Payments Made to our CEO if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination, or Upon Death or Disability
Except as described below, Mr. Bluedorn receives similar severance benefits as the other NEOs. Mr. Bluedorn’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:

•
any change in Mr. Bluedorn’s position, authority, duties, or responsibilities inconsistent with the position of CEO (excluding de minimis changes and an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by the Company after notice);

•
any failure by the Company to comply with any of the provisions of Mr. Bluedorn’s employment agreement (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by the Company after notice);

•	any requirement for him to be based at any office or location other than our current headquarters in Richardson, Texas;

•	any purported termination by the Company of Mr. Bluedorn’s employment otherwise than as expressly permitted by his employment agreement; or

•	any failure by our Board to nominate him for election by the stockholders as a director.
Pursuant to his employment agreement, in the event (1) Mr. Bluedorn terminates his employment for “good reason,” (2) we terminate him prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause, or (3) Mr. Bluedorn dies or becomes permanently disabled during the term of his employment agreement, he (or his beneficiary, as applicable) is entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary — Not For Cause Termination,” provided Mr. Bluedorn (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against us existing at the time of termination.
In the case of either death or permanent disability, Mr. Bluedorn’s long-term incentive awards vest, remain exercisable and paid or distributed as described above under “Payments Made Upon Death or Disability.”
Payments Made Upon a Change in Control
Definition of Change in Control
Under our existing NEO employment agreements and equity award agreements, a CIC generally includes the occurrence of any of the following events:

•	an acquisition by a third party of 35% or more of our voting stock;

•	a change in a majority of Board members without majority Board approval;

•	stockholder approval of the liquidation or dissolution of our Company;

•	stockholder approval of a merger, consolidation or reorganization; or

•	stockholder approval of the sale of substantially all corporate assets.

If the 2019 Equity and Incentive Compensation Plan is approved, the last two CIC events above would change to the consummation of a merger, consolidation, reorganization, or sale of substantially all the corporate assets.
Definition of Good Reason
“Good reason,” under each CIC agreement, includes:

•	any change in the NEO’s position, authority, duties, or responsibilities (excluding de minimis changes);

•	any failure to comply with the NEO’s CIC agreement, including without limitation the provision regarding compensation and benefits;

•	a required relocation to any office or location not within 35 miles of the NEO’s current office or location;

•	any failure by any successor to adopt and comply with the NEO’s CIC agreement; or

•	any failure to re-elect to the Board any NEO serving as a member of the Board.

Change in Control Benefits
If a NEO’s employment is terminated without cause or by the NEO for “good reason” either (1) within two years following a CIC, or (2) within six months prior to a CIC, we will provide the NEO with the following CIC benefits:

Component	CIC Benefit
Base Salary Severance	Lump-sum payment equal to three times the NEO’s annual base salary
Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment
Bonus Severance	Lump-sum payment equal to three times the NEO’s target bonus
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary
Payment in Lieu of Perquisites	Lump-sum payment equal to 45% of current base salary
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 36 months while the NEO is unemployed and not eligible for other group health coverage
Supplemental Retirement Plan and Profit Sharing Restoration Plan	Three years added to each of the service and age criteria
Tax Gross-up(*)	If CIC payments are subject to the excise tax imposed by Section 4999 of the Code, an additional “gross-up payment”
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days

(*)	The CIC agreement with Mr. Reitmeier does not include a tax gross up provision.
Upon a CIC, all outstanding SARs, RSUs and PSUs held by the NEO immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the highest possible level (200% of target). Further, outstanding SARs may be exercised by the NEO up to 90 days after a NEO’s termination within one year following a CIC.
Tables Illustrating Potential Payments Upon Termination or Change in Control
The following tables provide information regarding the benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under specified circumstances, including a CIC. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that (a) termination was effective as of December 31, 2018, (b) in the case of disability, the NEO elects to receive “enhanced severance benefits,” (c) in the case of retirement, the NEO is eligible for retirement and (d) in the case of CIC, the NEO terminates for “good reason” or is involuntarily terminated without cause.
Todd M. Bluedorn

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance(1)	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$290,000	$2,320,000	$2,320,000	$2,320,000	$0	$3,480,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1,450,000
Bonus	0	0	0	4,071,804	4,071,804	4,071,804	0	4,350,000
Payment in Lieu of Outplacement Services	0	0	0	116,000	116,000	116,000	0	174,000
Payment in Lieu of Perquisites	0	0	0	116,000	116,000	116,000	0	522,000
Post-Employment Health Care Coverage	0	0	0	38,332	24,340	38,332	0	64,977
Long-Term Equity Accelerated Vesting(2)	0	8,686,917	0	0	9,937,903	9,937,903	0	24,688,485
Incremental Payment Under Supplemental Retirement Plan & Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	6,123,485
280G Tax Gross-up	0	0	0	0	0	0	0	0
Unused, Accrued Vacation(3)	111,538	111,538	111,538	111,538	111,538	111,538	111,538	111,538
TOTAL	$111,538	$8,798,455	$401,538	$6,773,674	$16,697,585	$16,711,577	$111,538	$40,964,485

(1)
The amounts shown reflect the same severance benefits that would be provided to Mr. Bluedorn if he terminated employment with our Company for “good reason” under his employment agreement as discussed above.

(2)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. These amounts are based on the NYSE closing price of our common stock on December 31, 2018, which was $218.86.

(3)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2018 (assuming the NEO did not take any vacation days in 2018). Actual payouts may vary depending on the specific circumstances.

Joseph W. Reitmeier

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$131,250	$1,050,000	$131,250	$1,050,000	$0	$1,575,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	367,500
Bonus	0	0	0	993,913	0	993,913	0	1,102,500
Payment in Lieu of Outplacement Services	0	0	0	52,500	0	52,500	0	78,750
Payment in Lieu of Perquisites	0	0	0	52,500	0	52,500	0	236,250
Post-Employment Health Care Coverage	0	0	0	38,122	0	0	0	61,131
Long-Term Equity Accelerated Vesting(1)	0	1,813,370	0	0	2,073,775	2,073,775	0	5,110,781
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	1,165,780
280G Tax Gross-up	0	0	0	0	0	0	0	n/a
Unused, Accrued Vacation(2)	50,481	50,481	50,481	50,481	50,481	50,481	50,481	50,481
TOTAL	$50,481	$1,863,851	$181,731	$2,237,516	$2,255,506	$4,273,169	$50,481	$9,748,173

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. These amounts are based on the NYSE closing price of our common stock on December 31, 2018, which was $218.86.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2018 (assuming the NEO did not take any vacation days in 2018). Actual payouts may vary depending on the specific circumstances.

Douglas L. Young

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$145,000	$1,160,000	$145,000	$1,160,000	$0	$1,740,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	406,000
Bonus	0	0	0	1,020,608	0	1,020,608	0	1,218,000
Payment in Lieu of Outplacement Services	0	0	0	58,000	0	58,000	0	87,000
Payment in Lieu of Perquisites	0	0	0	58,000	0	58,000	0	261,000
Post-Employment Health Care Coverage	0	0	0	38,122	0	0	0	61,131
Long-Term Equity Accelerated Vesting(1)	0	2,170,851	0	0	2,482,530	2,482,530	0	6,104,247
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	1,102,753
280G Tax Gross-up	0	0	0	0	0	0	0	0
Unused, Accrued Vacation(2)	55,769	55,769	55,769	55,769	55,769	55,769	55,769	55,769
TOTAL	$55,769	$2,226,620	$200,769	$2,390,499	$2,683,299	$4,834,907	$55,769	$11,035,900

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. These amounts are based on the NYSE closing price of our common stock on December 31, 2018, which was $218.86.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2018 (assuming the NEO did not take any vacation days in 2018). Actual payouts may vary depending on the specific circumstances.

Daniel M. Sessa

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$127,500	$1,020,000	$127,500	$1,020,000	$0	$1,530,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	357,000
Bonus	0	0	0	1,002,244	0	1,002,244	0	1,071,000
Payment in Lieu of Outplacement Services	0	0	0	51,000	0	51,000	0	76,500
Payment in Lieu of Perquisites	0	0	0	51,000	0	51,000	0	229,500
Post-Employment Health Care Coverage	0	0	0	24,758	0	0	0	40,312
Long-Term Equity Accelerated Vesting(1)	0	1,813,370	0	0	2,073,775	2,073,775	0	5,110,781
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	1,564,649
280G Tax Gross-up	0	0	0	0	0	0	0	0
Unused, Accrued Vacation(2)	49,038	49,038	49,038	49,038	49,038	49,038	49,038	49,038
TOTAL	$49,038	$1,862,408	$176,538	$2,198,040	$2,250,313	$4,247,057	$49,038	$10,028,780

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. These amounts are based on the NYSE closing price of our common stock on December 31, 2018, which was $218.86.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2018 (assuming the NEO did not take any vacation days in 2018). Actual payouts may vary depending on the specific circumstances.

John D. Torres

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control
Base Salary	$0	$0	$123,750	$990,000	$123,750	$990,000	$0	$1,485,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	346,500
Bonus	0	0	0	971,021	0	971,021	0	1,039,500
Payment in Lieu of Outplacement Services	0	0	0	49,500	0	49,500	0	74,250
Payment in Lieu of Perquisites	0	0	0	49,500	0	49,500	0	222,750
Post-Employment Health Care Coverage	0	0	0	27,357	0	0	0	44,372
Long-Term Equity Accelerated Vesting(1)	0	1,813,370	0	0	2,073,775	2,073,775	0	5,110,781
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	1,605,599
280G Tax Gross-up	0	0	0	0	0	0	0	0
Unused, Accrued Vacation(2)	47,596	47,596	47,596	47,596	47,596	47,596	47,596	47,596
TOTAL	$47,596	$1,860,966	$171,346	$2,134,974	$2,245,121	$4,181,392	$47,596	$9,976,348

(1)	The amounts shown reflect pro-rata vesting of unvested long-term incentive awards. These amounts are based on the NYSE closing price of our common stock on December 31, 2018, which was $218.86.

(2)
The amounts shown represent a lump-sum payment for five weeks of vacation in 2018 (assuming the NEO did not take any vacation days in 2018). Actual payouts may vary depending on the specific circumstances.

CEO Pay Ratio
For 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees of our company other than our CEO was approximately 133 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

Date Used to Identify Median Employee	October 31, 2018
Employee Pool Used to Identify Median Employee
Our employee population consisted of approximately 11,736 individuals on October 31, 2018. In determining the median employee, we excluded employees from certain non-U.S. countries under the de minimis exemption under applicable SEC regulations. The list of excluded countries, together with the number of employees excluded in each country, was as follows: Belgium (6); China (39); Netherlands (54); Poland (48); Portugal (22); and the United Kingdom (9). In total, we excluded 178 employees under the de minimis exemption, representing approximately 2% of our total employee population as of October 31, 2018. Our pay ratio includes 11,558 employees.

Compensation Used to Identify Median Employee	Total gross wages as derived from the company’s payroll records.
Median Employee Annual Compensation
$56,613, which includes the value of the median employee’s health and welfare benefits and retirement benefits. We calculated the median employee’s compensation in the same manner as we calculated total compensation of the CEO in the Summary Compensation Table and then added the value of health and welfare benefits.

CEO Compensation
$7,554,528, which is $13,231 more than the amount disclosed in the Summary Compensation Table. The increase reflects the value of health and welfare benefits which are excluded from the Summary Compensation Table under SEC rules.

Pay Ratio	133:1

DIRECTOR COMPENSATION
In 2018, our director compensation program consisted of annual retainers and long-term incentive compensation. We use a combination of cash, stock and long-term equity awards to provide Market-competitive compensation to members of our Board. Mr. Bluedorn, our Chairman and CEO, does not receive any additional compensation for serving on our Board.
Each year, the Committee reviews benchmark data from our Compensation Peer Group and other general industry surveys to assess the competitiveness of our director compensation program. If the Committee believes changes are warranted to the Board compensation program, the Committee recommends the proposed changes to the independent members of the Board for approval.
2018 Annual Compensation
In 2018, we provided the following annual retainers, which are paid in quarterly installments, and long-term incentive awards to members of our Board.

Board Retainer	Lead Director / Committee Chair Retainer		Long-Term Incentive Award
$105,000 with up to $85,000 payable in cash and the remainder payable in Company common stock	• Lead Director:	$25,000	$120,000 RSU Award
	• Audit:	$20,000
	• Compensation and Human Resources:	$15,000
	• Board Governance:	$15,000
	• Public Policy:	$10,000
Non-Employee Directors’ Compensation and Deferral Plan
Under this plan, non-employee directors may receive all or a portion of their annual retainer for service on the Board in Company common stock.
Long-Term Incentive Compensation
Non-employee directors receive 100% of their long-term incentive in the form of RSUs under the LII 2010 Incentive Plan. In 2018, we awarded each non-employee director 560 RSUs. Generally, the RSUs vest three years following the date of grant provided that the director remains on our Board throughout the vesting period.
Retirement and Health and Welfare Plans
We provide a frozen Directors’ Retirement Plan for non-employee directors who were active Board members prior to 1998 and allow those directors to participate in our health care program under the same terms and provisions that we provide to our employees. The frozen Directors’ Retirement Plan provides for partial continuation of the cash component of the director’s annual retainer at the time of retirement for life. During 2018, Mr. Major was the only active and continuing Board member eligible to participate in the Directors’ Retirement Plan and the only active Board member who participates in our health care program.
Perquisites and Other Compensation
We allow our non-employee directors to participate in our employee rebate program, which provides rebates on eligible residential heating and air conditioning equipment, accessories, and supplies. We reimburse all non-employee directors for their reasonable expenses incurred in connection with attendance at Board or Board committee meetings.

Stock Ownership Guidelines
Pursuant to our Corporate Governance Guidelines, each non-employee director is required to own shares of our common stock having a value of at least three times the annual retainer within three years after their election, and four times their annual retainer within five years after their election. Unvested RSUs and shares of common stock owned count towards this requirement. As of December 31, 2018, all non-employee directors met our stock ownership guidelines.
2018 Director Compensation Table
The following table provides information regarding compensation earned in 2018 by each non-employee director:

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
Janet K. Cooper	105,000	114,598	N/A	219,598
John E. Major	120,000	114,598	0	234,598
Max H. Mitchell	105,000	114,598	N/A	219,598
John W. Norris, III	115,000	114,598	N/A	229,598
Karen H. Quintos	105,000	114,598	N/A	219,598
Kim K.W. Rucker	105,000	114,598	N/A	219,598
Paul W. Schmidt	105,000	114,598	N/A	219,598
Gregory T. Swienton	125,000	114,598	N/A	239,598
Todd J. Teske	145,000	114,598	N/A	259,598

(1)	The table below identifies the allocation between cash and stock of the retainer fees earned in
2018 by each non-employee director:

Name	Paid in Stock ($)	Paid in Cash ($)
Janet K. Cooper	19,328	85,672
John E. Major	19,328	100,672
Max H. Mitchell	19,328	85,672
John W. Norris, III	19,328	95,672
Karen H. Quintos	104,631	369
Kim K.W. Rucker	19,328	85,672
Paul W. Schmidt	19,328	85,672
Gregory T. Swienton	40,764	84,236
Todd J. Teske	19,328	125,672

(2)The amounts shown represent the grant date fair value (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) in accordance with FASB ASC Topic 718, in connection with RSUs granted under the LII 2010 Incentive Plan. The grant date fair value of RSUs granted to non-employee directors in 2018, calculated in accordance with FASB ASC Topic 718, is as follows:

	Grant Date	RSUs Granted in 2018 (#)	Grant Date Fair Value Per Share ($)(a)	Grant Date Fair Value ($)
Each Non-Employee Director	December 7, 2018	560	204.640	114,598

(a)	$204.640 is the dividend discounted value, based on a dividend yield of 1.76%, of the average of the high and low NYSE trading prices of our common stock on the date of the grant, which was $214.630.

(3)	The amount shown represent the change in the present value of accumulated pension benefits that accrued during 2018 under our Directors’ Retirement Plan, based on a 4.09% discount rate. Although the actual change in the present value of accumulated pension benefits was negative, $0 is shown for Mr. Major as required by SEC rules.
The following table provides information regarding the aggregate number of outstanding RSUs held by each non-employee director as of December 31, 2018. RSUs generally vest on the third anniversary of the date of grant.

Name	Aggregate RSUs Outstanding as of December 31, 2018 (# of shares)
Janet K. Cooper	1,894
John E. Major	1,894
Max H. Mitchell	1,894
John W. Norris, III	1,894
Karen H. Quintos	1,894
Kim K.W. Rucker	1,894
Paul W. Schmidt	1,894
Gregory T. Swienton	1,894
Todd J. Teske	1,894

PROPOSAL 3

APPROVAL OF THE LENNOX INTERNATIONAL INC. 2019 EQUITY AND INCENTIVE COMPENSATION PLAN

General
We are asking stockholders to approve the Lennox International Inc. 2019 Equity and Incentive Compensation Plan (the “2019 Plan”). On March 15, 2019, upon recommendation by the Compensation and Human Resources Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the 2019 Plan to replace the Lennox International 2010 Incentive Plan, as amended or amended and restated (the “Predecessor Plan”).
The Board is recommending that the Company’s stockholders vote in favor of the 2019 Plan, which will succeed the Predecessor Plan. The 2019 Plan will continue to afford the Compensation and Human Resources Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants or other service providers to the Company and its subsidiaries, and non-employee directors of the Company. You are being asked to approve the 2019 Plan.
Stockholder approval of the 2019 Plan would constitute approval of 1,454,000 shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) available for awards under the 2019 Plan, as described below and in the 2019 Plan, with such amount subject to adjustment, including under the share counting rules. The Board recommends that you vote to approve the 2019 Plan. If the 2019 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the Predecessor Plan. Outstanding awards under the Predecessor Plan, however, will continue in effect in accordance with their terms. If the 2019 Plan is not approved by our stockholders, no awards will be made under the 2019 Plan, and the Predecessor Plan will remain in effect.
The actual text of the 2019 Plan is attached to this proxy statement as Appendix B. The following description of the 2019 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.
Why We Believe You Should Vote for this Proposal
The 2019 Plan authorizes the Compensation and Human Resources Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the 2019 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2019 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.
As of December 31, 2018, 3,494,072 Common Shares remained available for issuance under the Predecessor Plan. However, under the terms of the Predecessor Plan, no further grants may be made under the Predecessor Plan on or after May 13, 2020. If the 2019 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business or returned to our stockholders.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plan and the potential dilution associated with the 2019 Plan. This information is as of December 31, 2018. As of that date, there were approximately 39,857,949 Common Shares outstanding:

•	Outstanding full-value awards (RSUs and performance share units, based on maximum performance): 480,704 shares (approximately 1.2% of our outstanding Common Shares).

•
Outstanding stock-settled SARs: 923,830 shares (approximately 2.3% of our outstanding Common Shares) (outstanding stock-settled SARs have a weighted average exercise price of $148.86 and a weighted average remaining term of 3.91 years).

•	Outstanding stock options: none.

•	In summary, total Common Shares subject to outstanding awards, as described above (full-value awards, stock options and SARs): 1,404,534 shares (approximately 3.5% of our outstanding Common Shares).

•
Total Common Shares available for future awards under the Predecessor Plan: 3,494,072 shares (approximately 8.8% of our outstanding Common Shares) (however, as noted above, no further grants will be made under the Predecessor Plan upon the effective date of the 2019 Plan, so these shares will no longer be available for future awards upon the effectiveness of the 2019 Plan).

•
In summary, the total number of Common Shares subject to outstanding awards (1,404,534 shares), plus the total number of Common Shares available for future awards under the Predecessor Plan (3,494,072 shares), represents a current overhang percentage of approximately 12.3% (in other words, the potential dilution of our stockholders represented by the Predecessor Plan).

•
Proposed Common Shares available for awards under the 2019 Plan: 1,454,000 shares, assuming none of the 3,494,072 shares remaining available under the Predecessor Plan are granted prior to effectiveness of the 2019 Plan (approximately 3.7% of our outstanding Common Shares - this percentage reflects the simple dilution of our stockholders that would occur if the 2019 Plan is approved).

•
The total Common Shares subject to outstanding awards as of December 31, 2019 (1,404,534 shares), plus the proposed Common Shares available for future awards under the 2019 Plan (up to 1,454,000 shares), represent a total overhang of 2,869,534 shares (approximately 7.2%) under the 2019 Plan.

Based on the closing price on the NYSE for our Common Shares on April 5, 2019, of $273.92 per share, the aggregate market value of the up to 1,454,000 Common Shares requested under the 2019 Plan was $398,279,680.00.
In fiscal years 2016, 2017, and 2018, we granted awards under the Predecessor Plan covering 383,239 shares, 296,254 shares, and 251,628 shares, respectively. Based on our basic weighted average Common Shares outstanding for those three fiscal years of 42,974,947, 41,809,052 and 39,857,949, respectively, for the three-fiscal-year period 2016-2018, our average burn rate, not taking into account forfeitures, was 0.7% (our individual years’ burn rates were 0.9% for fiscal 2016, 0.7% for fiscal 2017, and 0.6% for fiscal 2018).
In determining the number of shares to request for approval under the 2019 Plan, our management team worked with the Compensation and Human Resources Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2019 Plan.
If the 2019 Plan is approved, we intend to utilize the shares authorized under the 2019 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2019 Plan will last for about five years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation and Human Resources Committee retains full discretion under the 2019 Plan to determine the number and amount of awards to be granted under the

2019 Plan, subject to the terms of the 2019 Plan, and future benefits that may be received by participants under the 2019 Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
2019 Plan Highlights
Below are certain highlights of the 2019 Plan. These features of the 2019 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2019 Plan and stockholders’ interests, consistent with sound corporate governance practices:
Reasonable 2019 Plan Limits. Generally, awards under the 2019 Plan are limited to 1,454,000. Common Shares minus, as of the effective date of the 2019 Plan, one Common Share for every Common Share subject to an award granted under the Predecessor Plan between December 31, 2018 and the effective date of the 2019 Plan. These shares may be shares of original issuance or treasury shares, or a combination of the two.
Other Limits. The 2019 Plan also provides that, subject as applicable to adjustment and the applicable Common Shares counting provisions as described in the 2019 Plan:

•	the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 1,454,000 Common Shares; and

•
no non-employee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $700,000 or, in the case of any non-employee chairperson of the Board, $1,200,000.

Limited Share Recycling Provisions. Subject to certain exceptions described in the 2019 Plan, if any award granted under the 2019 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2019 Plan. Additionally, if after December 31, 2018, an award granted under the Predecessor Plan (in whole or in part) is canceled or forfeited, expires, is settled in cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2019 Plan. Notwithstanding anything else in the 2019 Plan, the following share recycling rules apply under the 2019 Plan:

•
Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2019 Plan will be added back to the aggregate number of Common Shares available under the 2019 Plan;

•
Common Shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise will be added back to the aggregate number of Common Shares available under the 2019 Plan;

•
Common Shares withheld by us, tendered or otherwise used to satisfy tax withholding with respect to stock options or SARs granted under the 2019 Plan (or SARs granted under the Predecessor Plan) will be added back to the aggregate number of Common Shares available under the 2019 Plan;

•
Common Shares withheld by us, tendered or otherwise used prior to the 10th anniversary of the effective date of the 2019 Plan to satisfy tax withholding with respect to awards other than stock options or SARs granted under the 2019 Plan or the Predecessor Plan will be added back to the aggregate number of Common Shares available under the 2019 Plan;

•
Common Shares withheld by us, tendered or otherwise used on or after the 10th anniversary of the effective date of the 2019 Plan to satisfy tax withholding with respect to awards other than stock options or SARs will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2019 Plan; and

•
If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2019 Plan.

No Repricing Without Stockholder Approval. Outside of certain corporate transactions or adjustment events described in the 2019 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2019 Plan.
Change in Control Definition. The 2019 Plan includes a non-liberal definition of “change in control,” which is described below, and provides for single-trigger treatment of awards on a change in control.
Exercise or Base Price Limitation. The 2019 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2019 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.
Minimum Vesting Periods. The 2019 Plan provides that awards granted under the 2019 Plan will vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable, except that an aggregate of up to 5% of the Common Shares available for awards under the 2019 Plan (as may be adjusted under the adjustment provisions of the 2019 Plan) may be used for awards that do not at grant comply with the minimum vesting requirement. However, notwithstanding the minimum vesting requirement, the Committee (as defined below) is permitted to (1) provide for continued vesting or accelerated vesting for any award under the 2019 Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of service or a change in control, or (2) exercise its discretionary vesting authority under the 2019 Plan (as described below and in the 2019 Plan) at any time following the grant of an award.
Summary of Other Material Terms of the 2019 Plan
Administration: The 2019 Plan will generally be administered by the Compensation and Human Resources Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2019 Plan. References to the “Committee” in this proposal refer to the Compensation and Human Resources Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2019 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2019 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2019 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2019 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2019 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee is authorized to take appropriate action under the 2019 Plan subject to the express limitations contained in the 2019 Plan.
Eligibility: Any person who is selected by the Committee to receive benefits under the 2019 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2019 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2019 Plan. The Company has approximately 11,345 employees and 9 non-employee directors. The basis for participation in the 2019 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Shares Available for Awards under the 2019 Plan: Subject to adjustment as described in the 2019 Plan and the 2019 Plan share counting rules, the number of Common Shares available under the 2019 Plan for awards of:

•	stock options or SARs;

•	restricted stock;

•	RSUs;

•	performance shares or performance units;

•	other share-based awards under the 2019 Plan; or

•	dividend equivalents paid with respect to awards under the 2019 Plan;

will not exceed, in the aggregate, 1,454,000 Common Shares minus, as of the effective date of the 2019 Plan, one Common Share for every Common Share subject to an award granted under the Predecessor Plan between December 31, 2018 and the effective date of the 2019 Plan, plus any Common Shares that become available under the 2019 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2019 Plan awards.
Share Counting: Generally, the aggregate number of Common Shares available under the 2019 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the 2019 Plan. Additionally, if after December 31, 2018, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or any award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2019 Plan.
Types of Awards Under the 2019 Plan: Pursuant to the 2019 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Internal Revenue Code (the “Code”) (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Shares.
Generally, each grant of an award under the 2019 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2019 Plan. A brief description of the types of awards which may be granted under the 2019 Plan is set forth below.
Stock Options: A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the 2019 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable (subject to the 2019 Plan’s minimum vesting rules).
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2019 Plan may not provide for dividends or dividend equivalents.
SARs: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable (subject to the 2019 Plan’s minimum vesting rules). Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Shares or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Common Share on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2019 Plan may not provide for dividends or dividend equivalents.
Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.
Restricted stock is subject to the 2019 Plan’s minimum vesting rules. Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock.
RSUs: RSUs awarded under the 2019 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.
RSUs are subject to the 2019 Plan’s minimum vesting rules. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Shares or any combination of the two.
Performance Shares, Performance Units and Cash Incentive Awards: Performance shares, performance units and cash incentive awards may also be granted to participants under the 2019 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.
The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee (subject to the 2019 Plan’s minimum vesting rules) and within which the management objectives relating to such award are to be achieved. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned.
Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
Other Awards: Subject to applicable law and applicable share limits under the 2019 Plan, the Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under such an award in the nature of a purchase right granted under the 2019 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2019 Plan. The Committee may also authorize the grant of Common Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2019 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
Other Awards are subject to the 2019 Plan’s minimum vesting rules. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of such Other Awards.
Change in Control: The 2019 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred upon the occurrence (after the effective date of the 2019 Plan) of any of the following events (subject to certain exceptions and limitations and as further described in the 2019 Plan): (1) an individual, entity or group becomes the beneficial owner of voting securities of the Company where such acquisition causes such individual, entity or group to own 35% or more of the combined voting power of the Company’s outstanding voting securities entitled to vote generally in the election of directors; (2) individuals who, as of the effective date of the 2019 Plan, constitute the Board cease to constitute a majority of the Board, unless their replacements are approved as described in the 2019 Plan; (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction; or (4) approval by the stockholders of a complete liquidation or dissolution of the Company. Certain additional terms or limitations apply under this definition with respect to awards that are “non-qualified deferred compensation” for purposes of Section 409A of the Code.

Except as otherwise provided in an applicable Evidence of Award, and notwithstanding the 2019 Plan’s minimum vesting requirements, in the event of a change in control, awards will be treated as follows:

•	stock options and SARs outstanding as of the date of the change in control will immediately vest and become fully exercisable;

•
restrictions, limitations and other conditions applicable to restricted stock, RSUs, performance shares, performance units and cash incentive awards will lapse and such awards will become free of all restrictions, limitations and conditions and become fully vested (for performance-based awards, at the target level);

•
the restrictions, other limitations and other conditions applicable to any Other Awards will lapse, and such Other Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant (for performance-based awards, at the target level); and

•
the Committee, in its discretion, may determine that, upon the occurrence of a change in control, each stock option and SAR outstanding will terminate within a specified number of days after notice to the participant.

Management Objectives: The 2019 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2019 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.
Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of Awards: Except as otherwise provided by the Committee, and subject to the terms of the 2019 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2019 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2019 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2019 Plan will be subject to further restrictions on transfer.
Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in: (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2019 Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2019 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2019 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of Common Shares available under the 2019 Plan and the share limits of the 2019 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2019 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.
Detrimental Activity and Recapture: Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the 2019 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2019 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2019 Plan as then in effect unless the 2019 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2019 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2019 Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, (2) such additional withholding amount is authorized by the Committee, and (3) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.
No Right to Continued Employment: The 2019 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the 2019 Plan: The 2019 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plan on or after the date on which our stockholders approve the 2019 Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following such date.
Amendment and Termination of the 2019 Plan: The Board generally may amend the 2019 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2019 Plan) (1) would materially increase the benefits accruing to participants under the 2019 Plan, (2) would materially increase the number of securities which may be issued under the 2019 Plan, (3) would materially modify the requirements for participation in the 2019 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange, or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2019 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2019 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2019 Plan, notwithstanding the 2019 Plan’s minimum vesting requirements, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2019 Plan or waive any other limitation or requirement under any such award.
The Board may, in its discretion, terminate the 2019 Plan at any time. Termination of the 2019 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2019 Plan on or after the tenth anniversary of the effective date of the 2019 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2019 Plan.
Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the 2019 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2019 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2019 Plan, under circumstances further described in the 2019 Plan, but will not count against the aggregate share limit or other 2019 Plan limits described above.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2019 Plan because the grant and actual settlement of awards under the 2019 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2019 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2019 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.
Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company and its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Code Section 162(m)
Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. Currently, the Company does not anticipate that it will be able to make any future grants under the 2019 Plan that will be intended to qualify for the performance-based exception. To be clear, stockholders are not being asked to approve the 2019 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2019 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2019 Plan by our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE LENNOX INTERNATIONAL INC. 2019 EQUITY AND INCENTIVE COMPENSATION PLAN

EQUITY COMPENSATION PLAN INFORMATION
We currently administer three equity compensation plans: the 2010 Incentive Plan, the 2012 Employee Stock Purchase Plan, and the Non-Employee Directors’ Compensation and Deferral Plan. The following table provides information as of December 31, 2018 regarding shares of our common stock that may be issued under these equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders
• 2010 Incentive Plan	1,248,775	$148.76	3,493,275
• 2012 Employee Stock Purchase Plan	—	—	2,376,000
• Non-Employee Directors’ Compensation and Deferral Plan	—	—	236,651
Equity compensation plans not approved by security holders	—	—	—
Total	1,248,775	148.76	6,105,926

(1)Includes the following:

•	923,830 stock appreciation rights granted under the 2010 Incentive Plan, which, upon exercise, will be net-settled in shares of our common stock;

•	174,106 shares of our common stock to be issued upon the vesting of restricted stock units outstanding under the 2010 Incentive Plan; and

•
150,839 shares of our common stock to be issued, assuming we meet the target performance goals for the applicable three-year performance period, of performance share units granted under the 2010 Incentive Plan.

The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding performance share units and the number of shares that may be available for future issuance under our equity compensation plans if our performance falls below or exceeds our target performance goals:

	Performance Level
	Below Threshold	Threshold	Target	Maximum
Shares to be Issued Pursuant to Outstanding Performance Share Units	—	76,649	153,299	306,598
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	6,259,225	6,182,576	6,105,926	5,952,627

(2)Excludes performance share unit and restricted stock unit awards because those awards do not have an exercise price.

(3)With respect to outstanding performance share units, the number shown assumes we meet target performance goals for the applicable three-year performance period, includes 3,493,275 shares of common stock available for issuance under the 2010 Incentive Plan, of which 2,692,378 shares are available for awards to employees and 800,897 shares are available for awards to non-employee directors; 2,376,000 shares of common stock available for issuance under the 2012 Employee Stock Purchase Plan, and 236,651 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
All related party transactions must be approved in accordance with the written Related Party Transactions Policy adopted by our Board. A related party transaction is a transaction or relationship since the beginning of the Company’s last fiscal year in which (1) the total amount involved will or may be expected to exceed $120,000, (2) the Company or any of its subsidiaries is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an equity interest in another entity). A related party is any person who is or was since the beginning of the previous fiscal year an executive officer, director or nominee for election as a director, a stockholder owning more than 5% of the Company’s voting securities, or an immediate family member of any of these persons.
Our Board has considered certain limited types of transactions with related persons that meet specified criteria and determined that each of them is deemed to be pre-approved under the terms of the Related Party Transaction Policy. These include (1) transactions with companies and charitable contributions to organizations at which a related party’s only relationship is as an employee (other than an executive officer), if the amount of the transaction or contribution does not exceed the greater of $1,000,000 or 1% of that Company’s total annual revenue, (2) transactions involving competitive bids, (3) regulated transactions, and (4) certain routine banking services.
Our Audit Committee is generally responsible for approving all related party transactions, which must be on terms that are fair to our Company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and composed entirely of independent and disinterested directors. There were no transactions with related persons in 2018 that require disclosure pursuant to Item 404(a) of Regulation S-K.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation and Human Resources Committee was an officer or employee of our Company or any of our subsidiaries during 2018 or at any other time, and no member had any relationship with the Company requiring disclosure under “Certain Relationships and Related Party Transactions” above. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK
The following table provides information regarding the beneficial ownership of our common stock as of March 1, 2019 by (1) each person known to own beneficially more than 5% of our common stock, (2) each of our directors, (3) each of our NEOs, and (4) all current directors and executive officers as a group.
For purposes of this table, “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act of ) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vested SARs, receiving earned performance shares or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16 (e.g., Forms 4).
To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 39,560,837 shares of common stock outstanding as of March 26, 2019. Number of shares held by beneficial owners of more than 5% of our common stock and percentage ownership are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

Name of Beneficial Owner	Common Stock Held (#)	Common Stock that may be Acquired Within 60 Days(#)	Total Shares Beneficially Held(#)	Percent of Class (%)
5% Stockholders
BlackRock, Inc.(1)	3,545,604	0	3,545,604	9.0%
The Vanguard Group(2)	3,529,013	0	3,529,013	8.9%
John W. Norris, Jr.(3)	3,181,613	0	3,181,613	8.0%
T. Rowe Price Associates, Inc.(4)	1,002,251	0	1,002,251	2.5%
Directors and Executive Officers
Todd M. Bluedorn	97,709	144,520	242,229	*
Janet Cooper(5)	13,841	0	13,841	*
John E. Major(6)	17,082	0	17,082	*
Max H. Mitchell	835	0	835	*
John W. Norris, III(7)	667,014	0	667,014	1.7%
Karen H. Quintos	4,304	0	4,304	*
Joseph Reitmeier	9,561	50,685	60,246	*
Kim K.W. Rucker	1,274	0	1,274	*
Paul W. Schmidt(8)	9,269	0	9,269	*
Daniel M. Sessa	39,798	42,125	81,923	*
Gregory T. Swienton	19,230	0	19,230	*
Todd J. Teske	8,738	0	8,738	*
John D. Torres	4,149	13,532	17,681	*
Douglas L. Young	50,189	48,977	99,166	*
All directors and executive officers as a group (18 persons)	983,312	353,306	1,336,618	3.4%

* Less than 1% of outstanding common stock

(1)
As reported by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 6, 2019. BlackRock, Inc. reported sole voting power with respect to 3,301,830 shares and sole dispositive power with respect to 3,545,604 shares.

(2)
As reported by The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355 on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019. The Vanguard Group reported sole voting power with respect to 26,963 shares, shared voting power with respect to 9,812 shares, sole dispositive power with respect to 3,493,280 shares and shared dispositive power with respect to 35,733 shares.

(3)
Solely based on an amendment to Schedule 13D filed with the Securities and Exchange Commission by Mr. Norris, Jr., 3831 Turtle Creek Blvd, #19B, Dallas, TX 75219, on April 6, 2015, and includes (a) 2,545,105 shares directly owned by the Norris Family Limited Partnership, which is controlled by Mr. Norris, Jr.; (b) 321,750 shares directly owned by the John W. Norris, Jr. Trust A, for which Mr. Norris, Jr. is a trustee and a beneficiary and (c) 214,758 shares held by the John and Terry Norris Living Trust, for which Mr. Norris Jr. is a trustee. Mr. Norris, Jr. reported sole voting and dispositive power with respect to 2,759,863 shares and shared voting and dispositive power with respect to 321,750 shares.

(4)
As reported by T. Rowe Price Associates, Inc. (“Price Associates”), 100 E. Pratt Street, Baltimore, MD 21202, on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019. Price Associates reported sole voting power with respect to 236,501 shares and sole dispositive power with respect to 1,002,251 shares.

(5)	Excludes 6,000 shares held by the Janet K. Cooper 2012 Trust. Ms. Cooper disclaims beneficial ownership of such shares.

(6)	All shares held by the Major Family Trust.

(7)
Includes (a) 11,301 shares held by the L.C. Norris Trust, 21,992 shares held by the W.H. Norris Revocable Trust and 28,372 shares held by the B.W. Norris Revocable Trust, for which Mr. Norris is a co-trustee and disclaims beneficial ownership; (b) 1,560 shares held by the Norris-Newman Minors Trust, for which Mr. Norris is the trustee and for which Mr. Norris disclaims beneficial ownership; (c) 321,750 shares held by the John W. Norris, Jr. Trust A, for which John W. Norris, II is the trustee and for which Mr. Norris disclaims beneficial ownership; (d) 16,838 shares held by his spouse, Catherine Houlihan, for which Mr. Norris disclaims beneficial ownership; (e) 1,000 shares held by one of Mr. Norris’s minor children, for which Mr. Norris disclaims beneficial ownership; and (f) 145,859 shares held by a Grantor Retained Annuity Trust.

(8)	Includes 8,113 shares held by the Mary T. Schmidt Irrevocable Trust U/A/D 10-16-12 of which Mr. Schmidt is a co-trustee and a beneficiary and 1,156 shares held by the Paul W. Schmidt Living Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to timely file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. SEC regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports.
To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers, as well as written representations from these persons that no other reports were required, and all other Section 16(a) reports provided to us, we believe that during fiscal 2018 our directors, executive officers and holders of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a), with the exception of one filing for Gary Bedard, Executive Vice President & President and Chief Operating Officer Worldwide Refrigeration. Due to a clerical error, a Form 5 was filed two days late for two charitable gifts made by him in 2018.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR

The Audit Committee of the Board has appointed KPMG LLP to continue as our independent registered public accounting firm for the 2019 fiscal year. We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. If our stockholders do not ratify this appointment, the Audit Committee will consider the reasons for the rejection and whether it should select a different firm; however, it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our stockholders.
A representative of KPMG LLP will be present at the 2019 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
2019 FISCAL YEAR.

Audit and Non-Audit Fees
The following table sets forth the fees for audit and other services rendered by KPMG LLP for each of the last two fiscal years (in thousands).

	2018	2017
Audit Fees(1)	$3,037	$3,081
Audit-Related Fees(2)	29	276
Tax Fees(3)	271	285
All Other Fees	—	9
Total	$3,337	$3,651

(1)
Represents fees billed for the audit of our financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting, and for services that are provided by KPMG LLP in connection with statutory regulatory filings or engagements.

(2)	Represents fees billed for assurance and consultative related services.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice, and tax planning.

Audit Committee Approval of Audit and Non-Audit Services
The Audit Committee pre-approves all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by KPMG LLP are pre-approved in accordance with our policy that prohibits our independent registered public accountants from providing services specifically prohibited by the Securities and Exchange Commission (“SEC”). For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chairman’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting. In accordance with the foregoing, all services provided by KPMG LLP in 2017 and 2018 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee maintains effective working relationships with the Board, management, the Company’s internal auditors and KPMG LLP, the Company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to the conformity of these financial statements with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.
The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 with the Company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with the Independent Accountants’ independence.
Members of the Audit Committee rely, without independent verification, on the information provided and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”
Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Submitted by the Audit Committee of the Board:

Gregory T. Swienton (Chairperson)	Janet K. Cooper
Max H. Mitchell	Paul W. Schmidt

OTHER INFORMATION
Proxy Solicitation
We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $12,000 plus reimbursement of expenses. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.
Multiple Stockholders Sharing the Same Address
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders, and Annual Report on Form 10-K, unless one or more of these stockholders notifies us by contacting our Investor Relations department indicated below that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders, and Annual Report on Form 10-K, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.
If you participate in householding and wish to receive a separate copy of these documents, please notify our Investor Relations department as indicated above and we will promptly send you a separate copy.
Form 10-K
Our Annual Report on Form 10-K (excluding exhibits) is a part of our 2018 Annual Report to Stockholders, which is being sent with this Proxy Statement. If you are entitled to vote at the Annual Meeting of Stockholders, you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018,including the financial statements required to be filed with the SEC, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.
Stockholder Proposals for the 2020 Annual Meeting of Stockholders
Proposals for Inclusion in the Proxy Statement
If you wish to submit a proposal for possible inclusion in our 2020 Proxy Statement, we must receive your notice, in accordance with the rules of the SEC, on or before December 14, 2019. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.
Proposals Not for Inclusion in the Proxy Statement to be Offered at the 2020 Annual Meeting
If you wish to introduce a proposal at the 2020 annual meeting of stockholders but do not want your proposal to be included in our 2020 proxy materials, our Bylaws require you to follow certain procedures and provide certain information and representations related to your proposal. Among other requirements, you must give written notice to our Corporate Secretary of your intention to introduce your proposal and must represent that (1) you are a stockholder of record of Company stock entitled to vote at the annual meeting and (2) you intend to appear at the annual meeting to present your proposal. We must receive your notice at least 60 days, but no more than 90 days, prior to the 2020 annual meeting of stockholders. If we give less than 70 days’ notice of the 2020 annual meeting of stockholders date, we must receive your notice within 10 days following the date on which notice of the date of the 2020 annual meeting of stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive your notice within 10 days following the date on which notice of such meeting is first given to stockholders.
Your notice must include certain information about you, your proposal, and any person “acting in concert” with you and why implementation of your proposal would be in the best interest of the Company and its stockholders. Your notice must also include the shares of the Company’s stock you beneficially own (including any option, warrant or similar right and any other direct or indirect right or interest that may enable you to share in any profit, or manage the risk, from any change in the value of the Company’s stock), any proxy or other right you hold to vote the Company’s stock (or any similar right which has the effect of increasing or decreasing your voting power), performance-related fees which you would be entitled to as a result of any change in the value of the Company’s stock, any material interest you have in your proposal and any other information required to disclosed in a proxy statement. Depending on the nature of the proposal, additional information may be required. If you do not appear at the meeting to represent your proposal, your proposal will be disregarded.

By Order of the Board of Directors,

John D. Torres
Corporate Secretary
Richardson, Texas
April 12, 2019

APPENDIX A

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited)

Non-GAAP financial measures used on page 14 in Proposal 2 and page 16 in the Compensation, Discussion and Analysis section of this proxy statement are reconciled to U.S. GAAP in the following tables.

Net Sales (dollars in millions):

	For the Years Ended December 31,
	2014	2015	2016	2017	2018
Net sales, a GAAP measure	$3,367.4	$3,467.4	$3,641.6	$3,839.6	$3,883.9
Exclude: Heatcraft Brazil Sales	45.8	33.8	33.6	36.2	21.3
Exclude: Asia Pacific Sales	181.6	146.1	145.3	151.0	49.6
Adjusted net sales, a Non-GAAP measure	$3,140.0	$3,287.5	$3,462.7	$3,652.4	$3,813.0

Adjusted net sales for each of the years above exclude net sales of the Refrigeration businesses in Brazil and Asia Pacific divested in 2018. The Company’s management believes it is useful to disclose adjusted net sales without the results of its divested businesses to provide investors with metrics that the Company’s management uses to measure overall performance. The adjusted net sales should not be used as a substitute for the Company’s net sales as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

Segment Profit Margin (dollars in millions):

	For the Years Ended December 31,
	2014	2015	2016	2017	2018
Segment profit	$340.9	$377.6	$469.6	$514.6	$540.6
Exclude: Heatcraft Brazil Profit/(Loss)	2.3	(0.3)	(0.2)	0.8	(0.9)
Exclude: Asia Pacific Profit	13.9	5.7	3.9	5.7	1.4
Adjusted Segment profit	$324.7	$372.2	$465.9	$508.1	$540.1

Adjusted Segment profit margin	10.3%	11.3%	13.5%	13.9%	14.2%

Segment profit margin is segment profit divided by net sales. Adjusted segment profit for each of the years above excludes the Refrigeration businesses in Brazil and Asia Pacific divested in 2018. For further detail on the reconciliation of Segment Profit to Operating Income, see Note 20 in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2018. The Company’s management believes it is useful to disclose adjusted segment profit without the results of its divested businesses to provide investors with metrics that the Company’s management uses to measure overall performance. The adjusted segment profit should not be used as a substitute for the Company’s segment profit, and may not be comparable to similarly titled measures reported by other companies.

Appendix A - 1

APPENDIX B
LENNOX INTERNATIONAL INC.
2019 EQUITY AND INCENTIVE COMPEMSATION PLAN
1.Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2.Definitions. As used in this Plan:
(a)“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(b)“Base Price” means the grant price of an Appreciation Right on the Date of Grant and is used for determining the Spread upon the exercise of an Appreciation Right.
(c)“Board” means the Board of Directors of the Company.
(d)“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(e)“Change in Control” has the meaning set forth in Section 12 of this Plan.
(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)“Committee” means the Compensation and Human Resources Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(h)“Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(i)“Company” means Lennox International Inc., a Delaware corporation, and its successors.
(j)“Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)“Director” means a member of the Board.
(l)“Effective Date” means the date this Plan is approved by the Stockholders.
(m)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(o)“Exercise Date Value” means the fair market value at the time an Appreciation Right is exercised.

Appendix B - 1

(p)“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(q)“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(r)“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(s)“Option Price” means the purchase price payable on exercise of an Option Right.
(t)“Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.
(u)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).
(v)“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(w)“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
(x)“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(y)“Plan” means this Lennox International Inc. 2019 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(z)“Predecessor Plan” means the Lennox International Inc. 2010 Incentive Plan, including as amended or amended and restated.
(aa)“Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(ab)“Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.
(ac)“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(ad)“Spread” means, with respect to an Appreciation Right, the excess of the Exercise Date Value over the Base Price.
(ae)“Stockholder” means an individual or entity that owns one or more Common Shares.
(af)“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority)

Appendix B - 2

are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(ag)“Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.
3.Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.

(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 1,454,000 Common Shares minus (y) as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plan between December 31, 2018 and the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)Share Counting Rules.

(i)
Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)
If, after December 31, 2018, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or any award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)	Notwithstanding anything to the contrary contained in this Plan:

(A)
Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan;

(B)
Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan;

Appendix B - 3

(C)
Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to Option Rights or Appreciation Rights (or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan;

(D)
Common Shares withheld by the Company, tendered or otherwise used prior to the tenth anniversary of the Effective Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and

(E)
Common Shares withheld by the Company, tendered or otherwise used on or after the tenth anniversary of the Effective Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.

(iv)
If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,454,000 Common Shares.
(d)Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $700,000 or, in the case of any non-employee chairperson of the Board, $1,200,000.
(e)Certain Vesting Requirements. Notwithstanding anything in this Plan (outside of this Section 3(e)) to the contrary, awards granted under this Plan shall vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable; provided, however, that, notwithstanding the foregoing, an aggregate of up to 5% of the Common Shares available for awards under this Plan as provided for in Section 3 of this Plan, as may be adjusted under Section 12 of this Plan, may be used for awards that do not at grant comply with such minimum vesting provisions. Nothing in this Section 3(e) or otherwise in this Plan, however, shall preclude the Committee, in is sole discretion, from (i) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change in Control, or (ii) exercising its authority under Section 18(c) at any time following the grant of an award.
4.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the fair market value of the Common Shares on the Date of Grant.
(c)Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the

Appendix B - 4

Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.
(e)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest.
(f)Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.Appreciation Rights.
(a)The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest.

(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

Appendix B - 5

(c)Also, regarding Appreciation Rights:

(i)
Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the fair market value of the Common Shares on the Date of Grant; and

(ii)
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the fair market value of the Common Shares on the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(g)Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services,

Appendix B - 6

but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the fair market value of the Common Shares on the Date of Grant.
(c)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents to the holder of such Restricted Stock Units in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the vesting of such Restricted Stock Units.
(d)Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.
(e)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee.
(c)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e)The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.Other Awards.
(a)Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or

Appendix B - 7

other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 in cash or in additional Common Shares, which dividends or dividend equivalents shall be subject to deferral and payment on a contingent basis based on the earning or vesting of such awards.
(e)Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
10.Administration of this Plan.
(a)This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure

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of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.Change in Control.
(a)Definition. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition by the Company or a Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below;; provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 35% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition and provided, further, that if any Person’s beneficial ownership reaches or exceeds 35% as a result of a reduction in the number of Common Shares then outstanding due to the repurchase of Common Shares by the Company, unless and until such time as such Person shall purchase or otherwise become the beneficial owner of additional of voting securities of the Company representing 1% or more of the Outstanding Company Voting Securities;

(ii)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest

Appendix B - 9

with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Common Shares, (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the Stockholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.
Notwithstanding the foregoing, with respect to any award under the Plan that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Section 409A of the Code.
(b)Treatment of Awards Upon a Change in Control.

(i)
Except as otherwise provided in an applicable Evidence of Award, and notwithstanding the Plan’s minimum vesting requirements, in the event of a Change in Control of the Company: (A) those Option Rights and Appreciation Rights outstanding as of the date of the Change in Control will immediately vest and become fully exercisable, (B) restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Cash Incentive Awards will lapse and such awards will become free of all restrictions, limitations and conditions and become fully vested (for performance-based awards, at the target level), and (C) the restrictions, other limitations and other conditions applicable to any other awards granted under Section 9 will lapse, and such other awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant (for performance-based awards, at the target level).

(ii)
The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option Right and Appreciation Right outstanding will terminate within a specified number of days after notice to the Participant.

13.Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the

Appendix B - 10

Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
14.Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.
15.Transferability.
(a)Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in

Appendix B - 11

Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
17.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(d)Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded

Appendix B - 12

or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
(b)Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.
(c)If permitted by Section 409A of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable.
21.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that

Appendix B - 13

provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)No Participant will have any rights as a Stockholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.
(g)The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

Appendix B - 14

(c)Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Appendix B - 15

ANNUAL MEETING OF LENNOX INTERNATIONAL INC.

Date: May 23, 2019
Time: 10:30 a.m. (Local Time)
Place: 2140 Lake Park Blvd., Richardson, Texas 75080

Please make your marks like this: ☒ Use dark black pencil or pen only

Proposal 1 Election of Directors.

	For All	Withhold All	For All Except
01 Todd M. Bluedorn	☐	☐	☐
02 Max H. Mitchell			
03 Kim K.W. Rucker			

To withhold your vote for any individual nominee(s), mark "For All Except" box and write the number(s) of the nominees(s) on the line below.

		For	Against	Abstain
Proposal 2	Advisory vote to approve the compensation of the named executive officers as disclosed in our proxy statement.	☐	☐	☐
Proposal 3	To approve the Lennox International Inc. 2019 Equity and Incentive Compensation Plan.	☐	☐	☐
Proposal 4	Ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ______ Please Date Above ______

Please Sign Here ______ Please Date Above ______

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Partnerships should provide full name of partnership and title of authorized person signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of Lennox International Inc.
to be held on Thursday, May 23, 2019
for Holders as of March 26, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/LII
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-895-6903
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Joseph W. Reitmeier and John D. Torres, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 10:30 a.m., local time, on May 23, 2019, at the Company's Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

PROXY TABULATOR FOR

LENNOX INTERNATIONAL INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Proxy — Lennox International Inc.

Annual Meeting of Stockholders
Thursday, May 23, 2019, 10:30 a.m., Central Time
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Joseph W. Reitmeier and John Torres (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Lennox International Inc., a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080 and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the election of all nominees for director and "FOR" each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.